Exhibit 10.57

2nddraftlease7505

SIX TOWER BRIDGE

LEASE BETWEEN

SIX TOWER BRIDGE ASSOCIATES,

Landlord

and

NEUROMED PHARMACEUTICALS, INC.

Tenant

THIS SUMMARY PAGE IS FOR REFERENCE PURPOSES. WHERE THE BODY OF THE LEASE CONFLICTS WITH THIS SUMMARY PAGE, THE LEASE SHALL CONTROL.

SIX TOWER BRIDGE

181 Washington Street

Conshohocken, Pennsylvania 19428

OFFICE LEASE

LANDLORD: SIX TOWER BRIDGE ASSOCIATES, a Pennsylvania limited partnership

TENANT: NeuroMed Pharmaceuticals, Inc., a Delaware corporation

DEMISED PREMISES: A portion of the fifth floor of Six Tower Bridge, containing approximately 5,200 rentable square feet (RSF)

LEASE TERM: One (1) year

BASE RENT:	Term	Per RSF	Monthly
	Year 1	$24.50 per RSF	$10,616.67

(SUBJECT TO ADJUSTMENT AS PROVIDED IN SECTION 7 HEREOF)

COMMENCEMENT DATE: September 1, 2005

EXPIRATION DATE: August 31, 2006

USE: General business office use consistent with a first-class office building.

SECURITY DEPOSIT: N/A

DEPOSIT TO BE APPLIED TO FIRST INSTALLMENT OF BASE RENT: $10,616.67

BROKER:	Tenant:	CBRE
	Landlord:	Oliver Tyrone Pulver Corporation

NOTICE ADDRESSES:

LANDLORD:	Six Tower Bridge Associates
One Tower Bridge
300 Barr Harbor Drive, Suite 750
West Conshohocken, Pennsylvania 19428

TENANT:	Six Tower Bridge	With a copy to:
181 Washington Street
Conshohocken, PA 19428
	Attn: Dr. Christopher Gallen	Attn: Mr. Bruce Colwill

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24.	QUITE ENJOYMENT	19
25.	FINANCING CONDITION	19
26.	SURRENDER OF POSSESSION	19
27.	REMOVAL OF PROPERTY	19
28.	NON-WAIVER	20
29.	HOLDOVER	20
30.	NO LIGHT, AIR OR VIEW EASEMENT	20
31.	NOTICES	20
32.	LANDLORD’S LIABILITY	20
33.	TRANSFER OF LANDLORD’S INTEREST	21
34.	ESTOPPEL CERTIFICATE	21
35.	FORCE MAJEURE	21
36.	BROKERS	21
37.	RIGHT TO CHANGE PUBLIC SPACES	21
38.	OVERDUE PAYMENTS	22
39.	ENVIRONMENTAL	22
40.	HEADINGS	23
41.	PARKING	23
42.	SEVERABILITY	24
43.	GOVERNING LAW	24
44.	ENTIRE AGREEMENT	24

EXHIBITS

Exhibit “A”	Site Plan
Exhibit “B”	Demised Premises
Exhibit “C”	Minimum Tenant Finish Standards
Exhibit “D”	Tenant Finish Work Design and Cost Approval Procedures
Exhibit “D-1”	Drawings and Construction Schedule
Exhibit “E”	Formulation of Usable and Rentable Square Foot Areas for Each Tenant Area
Exhibit “F”	Rules and Regulations
Exhibit “G”	Cleaning Specifications

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LEASE

THIS LEASE made the              day of July, 2005 between SIX TOWER BRIDGE ASSOCIATES, a Pennsylvania limited partnership (“Landlord”), and NEUROMED PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

1. PREMISES. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, for the term, upon and subject to all the provisions, covenants, and conditions herein set forth, the following premises: A portion of the 4th floor containing approximately 5,200 rentable square feet at the building located at 181 Washington Street, Conshohocken, Pennsylvania 19428 and known as SIX TOWER BRIDGE (the “Building”), which building contains approximately 116,552 rentable square feet as determined by the calculation of Rentable Area set forth in Exhibit “E” hereto (the “Demised Premises”) as shown on the Site Plan and Demised Premises, Exhibits “A” and “B” respectively, attached hereto.

The Demised Premises include all fixtures, improvements, additions, and other property installed therein at the commencement of, or at any time during, the term of this Lease (other than Tenant’s Personal Property as defined in Section 10). This Lease also gives to Tenant the appurtenant right to the use of the lobbies, entrances, stairs, elevators, parking garage and other public portions of the Building and of the land on which the Building is located and the driveway from the Building.

2. TERM.

(a) Basic-Term. The basic term (“Basic Term”) of this Lease shall be for a period of one (1) year, commencing on the Commencement Date of September 1, 2005 and expiring at midnight on the day (the “Expiration Date”) of August 31, 2006 unless sooner terminated pursuant to any of the provisions, covenants or conditions of this Lease. The Basic Term is hereinafter sometimes referred to as the “Demised Term.”

(b) Commencement Date. The Commencement Date of this Lease shall be September 1, 2005.

(c) Substantial Completion. (intentionally omitted)

(d) Confirmation of Commencement Date. When a Commencement Date has been established in accordance with subparagraph (a) hereof, Landlord and Tenant shall, at the request of either, execute an instrument in form reasonably satisfactory to Landlord setting forth said Commencement Date.

(e) Recordation. This Lease shall not be filed for record with the recorder’s office of the county in which the Demised Premises are located.

3. RENT. Tenant hereby covenants to pay Landlord throughout the Basic Term rent at the annual rate set forth on the cover page hereof payable in equal monthly installments in the amounts set forth on the summary page hereof (“Base Rent”) and Additional Rent as provided in Section 7, without deduction or offset, payable in advance on or before the first day of each month, in lawful money of the United States, without notice or demand, at the address stated hereinabove, or to such other party or at

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such other place as Landlord may hereafter from time to time designate in writing, except that rent for the first month of full Base Rent will be paid upon the execution hereof and will be applied against such Base Rent when the same becomes due and payable. Base Rent, Additional Rent, and all costs and expenses and other amounts which Tenant assumes or agrees or is obligated to pay pursuant to this Lease shall be deemed to be and are collectively referred to herein as “Rent”, and in the event of non-payment of all or any part thereof Landlord shall have all the rights and remedies herein provided for in case of non-payment of Rent. Base Rent and Additional Rent for any part of a month at the beginning or end of the Demised Term shall be prorated. The covenant to pay Rent is independent of any other covenant, agreement, term, or condition of this Lease.

If the Commencement Date shall occur on other than the first day of a calendar month, Tenant shall on or before the Commencement Date pay Landlord a proportionate amount of the monthly installment of Base Rent from the Commencement Date to the end of such calendar month.

4. USE. The Demised Premises shall be used only for the use set forth on the summary page hereof (“Permitted Use”) and for no other business or purpose. No act shall be done in or about the Demised Premises that is unlawful or that will increase the existing rate of insurance on the Building or that is prohibited by or causes a cancellation of any insurance policy covering the Building or any part thereof or any of its contents. Tenant shall not commit or allow to be committed any waste upon the Demised Premises, or any public or private nuisance or other act or thing which disturbs the quiet enjoyment of any other tenant in the Building. Tenant shall not, without the prior written consent of Landlord, use any apparatus, machinery or device in or about the Demised Premises which will overload the Building or any portion thereof or which will cause any substantial noise or vibration or fumes. If any of Tenant’s office machines and equipment should create noise, vibration, fumes or otherwise disturb the quiet enjoyment of any other tenant in the Building, then Tenant shall provide adequate insulation, or take such other action as may be necessary to eliminate the disturbance. Tenant shall comply with all laws relating to its use or occupancy of the Demised Premises and shall observe such reasonable rules and regulations as may be adopted and made available to Tenant by Landlord from time to time for the safety, care and cleanliness of the Premises and the Building, and for the preservation of good order therein. The rules and regulations in effect at the time of the making of this Lease are attached hereto as Exhibit “F” and are subject to change by Landlord from time to time, which changes shall be effective not sooner than ten (10) days following written notice thereof to Tenant.

5. SERVICES AND UTILITIES. Landlord shall maintain or cause to be maintained the public and common areas of the Building, such as lobbies, elevators, stairs, corridors, and restrooms, in good order and condition except for damage occasioned by any act or omission of Tenant, the repair of which damage shall be paid for by Tenant.

As long as Tenant is not in default with respect to any of the provisions, covenants or conditions of this Lease on Tenant’s part to be performed, and subject to the provisions of this Section 6, Landlord will provide the following services to the Demised Premises:

(a) from 8:00 a.m. to 6:00 p.m. on weekdays (“Normal Business Hours”) and from 8:00 a.m. to 1:00 p.m. on Saturdays (“Saturday Mornings”) (excluding legal and, if applicable, union holidays), Landlord shall furnish the Demised Premises with water, electric, heat and air-conditioning and elevator service;

(b) during all other hours, Landlord shall furnish such services except for heat and air-conditioning. Landlord shall also provide light replacement service in the public and common areas of the Building only, toilet room supplies, window washing at reasonable intervals, and customary

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building janitorial service, as specified in Exhibit “G” attached hereto and made a part hereof. Landlord agrees to employ a bonded or insured janitorial service company. No janitorial service shall be provided on Saturdays, Sundays or union or legal holidays. The costs of any janitorial services or any other types of services provided or caused to be provided by Landlord to Tenant which are in addition to services ordinarily provided Building tenants, shall be payable as Additional Rent by Tenant at Landlord’s then established rates. Overtime HVAC service shall be provided to the floor on which the Demised Premises are located upon twenty-four (24) hours’ prior notice to Landlord and shall be paid for by Tenant as Additional Rent at the rates therefor established by Landlord from time to time. If more than one (1) tenant on a multi-tenant floor requests overtime HVAC service, the charge therefor shall be apportioned among the tenants requesting such service. Replacement of bulbs and tubes in the Demised Premises shall be provided by Landlord and paid by Tenant at such reasonable rates as Landlord shall establish from time to time.

Electricity (other than for the electricity utilized by the air conditioning compressors and fans and water for the common areas of the Building) shall be included in the Operating Costs defined in Section 6(b)(v) hereinafter. Electricity for lighting, for operation of customary office machines and for heating and ventilating of the Demised Premises (the “Standard Electric Costs”) shall be metered pursuant to a meter maintained by Landlord at Tenant’s expense. Tenant shall also pay a pro rata share of the costs for electricity utilized by the air conditioning compressors and fans for the entire Building (the “Air Conditioning Electric Costs”), calculated on a per square foot basis in accordance with the same ratio as Tenant’s pro rata share of Operating Expenses. Tenant’s pro rata share of Standard Electric Costs and Tenant’s pro rata share of the Air Conditioning Electric Costs shall be paid for by Tenant within ten (10) days following Tenant’s receipt of Landlord’s invoice therefor at the then average rate paid by Landlord to the public utility company selected by Landlord to furnish electricity in the Building, including all surcharges, taxes, fuel adjustments, transfer charges, meter reading or similar charges regularly passed on by the public utility furnishing electricity to the Building. If the Demised Premises is less than a full floor, Landlord may elect only to install a single meter on the floor, in which case the cost of such meter and of the electricity on the floor shall be apportioned equitably in such a manner as Landlord shall determine among the tenants on such floor.

Landlord shall not be liable for any loss, injury or damage to Tenant or its or any other property caused by or resulting from any variation, interruption, or failure of such services due to any cause whatsoever, or from failure to make any repairs or perform any maintenance, or incident to the making and performance thereof, nor shall the same constitute an eviction of Tenant or relieve Tenant from any of Tenant’s obligations hereunder.

Tenant shall abide by all regulations and requirements prescribed by Landlord for the proper functioning and protection of the Building’s heating, ventilation and air-conditioning system.

Before installing any equipment and lights which generate an undue amount of heat in the Demised Premises (equipment and lights which generate in excess of 1.75 watts per square foot), or before Tenant uses any high power usage equipment in the Demised Premises (i.e., equipment with power requirements equal to or in excess of 220 volt single phase 30 amperes) or before Tenant shall affect the temperature otherwise maintained by the air-conditioning system, Tenant shall obtain the prior written permission of Landlord. Landlord may refuse to grant such permission unless Tenant shall agree to pay the costs of Landlord for installation of supplemental air-conditioning capacity or electrical systems as necessitated by such equipment. In addition, Tenant shall pay Landlord, in advance, on the first day of each month during the Demised Term, the reasonable amount estimated by Landlord as the cost of operation and maintenance of supplementary air-conditioning as necessitated by Tenant’s use of

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such equipment. The Rent stated in Section 3 hereof does not include any amount to cover the cost of furnishing additional air-conditioning for such purposes, and such costs shall be payable by Tenant as Additional Rent.

Landlord may in its discretion install and operate at Tenant’s cost a monitoring/metering system in the Demised Premises to measure the added demands on heating, ventilation, and air-conditioning systems resulting from Tenant’s heat generating high power equipment usage, and after hours service requirements and Tenant shall pay to Landlord as Additional Rent the cost of providing any such additional heating, ventilating or air-conditioning to the Demised Premises.

Landlord shall have the same rights with respect to non-payment of amounts due from Tenant for any of the above-described additional services it has with respect to the non-payment of Rent hereunder.

6. ADJUSTMENT OF RENT.

(a) Additional Rent. The annual Base Rent provided for in Section 3 shall be increased to the extent and in the manner provided herein to reflect increases in (i) real estate taxes and (ii) operating expenses.

(b) Definition. For the purpose of this Section:

(i) The term “Base Operating Cost Per Square Foot” is agreed to be the Operating Costs for Calendar Year 2005.

(ii) The term “Base Tax Per Square Foot” is agreed to be $1.90 per Square Foot.

(iii) The term “Building” means the structure constructed in which the Demised Premises are situated and referred to in Section 1.

(iv) The “Estimated Operating Cost Per Square Foot” and the “Estimated Tax Per Square Foot” for each current calendar year during the Demised Term shall be determined by dividing the total of all estimated Operating Expenses (as defined below) and the total of all estimated Real Estate Taxes, respectively, for such calendar year by the Rentable Area of the Building.

(v) The term “Base Operating Costs” as used herein, shall mean the Operating Expenses for Calendar Year 2005, excluding the following: 1) snow and ice removal in excess of $.02 per RSF, 2) costs of security in excess of $.13 per RSF, whether such excess costs arise from additional security services, additional equipment or fixtures or other measures designed to improve security in excess of that provided as of the date of this Lease, 3) insurance deductibles and uninsured costs related to floods, casualty, acts of God, acts of war and other similar events, 4) costs of compliance with laws, regulations, ordinances and other legal requirements, and interpretations thereof, not in effect on the date hereof, including, without limitation, any portion of such compliance included in Operating Expenses under this subsection thereof and 5) other costs of responding to emergency or dangerous conditions. The term “Operating Expenses” with respect to each current calendar year shall mean all expenses during such year in respect of the operation, maintenance, management, and repair of the Building, parking structures and the land (the “Land”) on which the Building is located and an allocable portion of any expense during such calendar year incurred in common with other buildings of the Tower Bridge complex in each case in accordance with accepted principles of sound management and

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accounting practices as applied to a first-class office building including, by way of illustration, and without limitation, water and sewer charges (except as provided in Section 6), insurance premiums, licenses, permits and inspections, heat, light and electricity for the common areas of the Building, steam, security, common area janitorial services, lawn and landscaping service, snow removal, maintenance and repair of the sidewalks, parking lots and parking garages, maintenance of and repairs to equipment servicing the Building, window-cleaning, air-conditioning for common area of the Building, supplies, materials, equipment and tools, administration and management of the Building (not to exceed 5% of the gross receipts of the Building), Rent or rental value of the management office of the Building, personal property taxes on the personal property used in the operation of the Building, and the cost of contesting by appropriate proceedings the applicability to the Building or the land of the validity of any statute, ordinance, rule or regulation affecting the Building and the land which might increase Operating Expenses, depreciation on exterior window coverings provided by Landlord and carpeting in public corridors and common areas, and the current portion of capitalized costs of improvements made subsequent to the initial development of the Building which improve operating efficiency or reducing Operating Expenses, in each case capitalized and amortized over the useful life thereof on a straight line basis in constant level payments of principal and interest with interest computed thereon at 250 basis points over treasury notes of the same length, and expenses for minor repairs or other work occasioned by fire, windstorm or other casualty to the extent not covered by insurance proceeds.

Operating Expenses shall not include any capital improvements made to the land or Building (except retrofits as aforesaid); expenses for repairs or other work occasioned by fire, windstorm or other insured casualty to the extent covered by insurance proceeds; expenses incurred in leasing or procuring new tenants (lease and/or brokers’ commissions, advertising expenses and expenses for renovating space for new tenants); legal expenses for preparing, negotiating and enforcing the terms of any lease; interest or amortization payments on any mortgage or mortgages, and rental under any ground or underlying lease or leases; salaries or other compensation paid to any executive employees of Landlord; wages, salaries or other compensation paid for clerks or attendants in concessions or newsstands operated by Landlord.

All Operating Expenses shall be “net” and for that purpose, shall be reduced by the amounts of any reimbursement or credit received or receivable by Landlord with respect to an item of cost that is included in Operating Expense (other than reimbursements to Landlord by tenants of the Building pursuant to Operating Expense escalation provisions).

In determining the amount of Operating Expenses for the purpose of this Section for any calendar year during the Demised Term (i) if less than 100% of the Building Rentable Office Area shall have been occupied by tenants and fully used by them, at any time during the year, Operating Expenses shall be deemed for the purposes of this Section to be increased to an amount equal to the like Operating Expenses which would normally be expected to be incurred, had such occupancy been 100% and had such full utilization been made during the entire period and (ii) if Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense) to a tenant who had undertaken to perform such work or service in lieu of the performance expected to be incurred, had such occupancy been 100% and had such full utilization been made during the entire period and (iii) if Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense) to a tenant who had undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed for the purposes of this Section to be increased by an amount equal to the additional Operating Expense which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.

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(vi) The term “Real Estate Taxes” means all taxes and assessments, special or otherwise, upon or with respect to the Building and the Land on which the Building is situated and the various estates therein and herein, or either of them, imposed by Federal, State or local governments, use or occupancy or similar taxes, license fees or excise taxes on or based upon Rent and other income from the Building (computed, in case of a graduated tax, as if Landlord’s income from the Building were the Landlord’s sole taxable income) or any other tax, fee or excise, however described, of every kind and nature whatsoever levied, assessed, or imposed on Landlord in lieu of or in substitution in whole or in part for or in addition to existing or additional real or personal property taxes or assessments on such land, Building or said personal property and the cost of contesting by appropriate proceedings the amount or validity of any of the aforementioned taxes or assessments, except that Real Estate Taxes shall not include Federal income taxes or State Income taxes, State excise taxes measured by income unless said State tax is in lieu of or a substitution or addition in whole or in part for any real property taxes, or any franchise, capital stock, estate or inheritance taxes. Real Estate Taxes for a current calendar year shall mean the Real Estate Taxes levied during such calendar year even if assessed on a fiscal year basis. In the case of special taxes and assessments payable in installments, only the amount of each installment due and payable during a single current year shall be included in Real Estate Taxes for that year.

(vii) “Operating Expenses Per Square Foot” and “Real Estate Taxes Per Square Foot” for each calendar year during the Demised Premises shall be determined by dividing the total of Operating Expenses and Real Estate Taxes, respectively, for such calendar year by the Rentable Area of the Building.

(viii) The “Rentable Area of the Demised Premises” is 5,200 rentable square feet (RSF).

(ix) The “Rentable Office Area of the Building” is or shall be deemed to be 116,552 rentable square feet.

(x) The “Tenant’s Share of the Rentable Office Area of the Building” is 4.46%.

(c) Real Estate Tax Adjustment. On or about September 15 of each calendar year during the Demised Term, a statement shall be rendered by Landlord to Tenant of the Real Estate Taxes incurred in respect of such year and the Estimated Tax Per Square Foot for such calendar year. Commencing in the first calendar year in which the Estimated Tax per Square Foot shall exceed the Base Tax Per Square Foot, Tenant shall pay to Landlord as Additional Rent for such calendar year an amount equal to such excess per rentable square foot multiplied by the Rentable Area of the Demised Premises, which amount shall be payable within thirty (30) days from the sending of such statement. Effective as of January 1 of the immediately following calendar year, and as of January 1 of each subsequent calendar year in respect of which a rental adjustment for Real Estate Taxes shall be payable, the monthly installment of Base Rent shall be increased by an amount equal to one-twelfth (1/12) of the prior year’s rental adjustment for Real Estate Taxes payable by Tenant, which amount shall be applied on account of the rental adjustment for Real Estate Taxes payable by Tenant in respect of the then current calendar year; if the aggregate of such monthly amounts so paid on account for such calendar year shall be less than the amount of the rental adjustment for Real Estate Taxes payable by Tenant hereunder with respect to such year, the deficiency shall be payable by Tenant within thirty (30) days from the sending of a statement of such deficiency by Tenant; and if Tenant shall have paid an excess, it shall be applied on account of rent due or next to become due from Tenant to Landlord, or if the Demised Term has expired under this Lease and Tenant is or was not in default, such excess shall be paid by Landlord to Tenant within thirty (30) days after the date of such statement.

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Should Landlord recover, by legal proceedings taken by Landlord in its sole discretion or otherwise, Real Estate Taxes in respect of any calendar year or part thereof during the Demised Term, such recovery, less all fees, costs and expenses incurred in connection therewith, shall be treated as a reduction of Real Estate Taxes payable by Landlord for the calendar year in which the recovery is received. This provision shall survive the expiration or sooner termination of this Lease.

(d) Operating Expenses Rent Adjustment. On or about April 1 of the first and each subsequent calendar year during the Demised Term, a statement shall be rendered by Landlord to Tenant setting forth the Operating Expenses per square foot incurred for the preceding calendar year, the Base Operating Expense Per Square Foot for such preceding calendar year, and the difference between the Operating Expenses per square foot for such preceding calendar year and the Base Operating Cost Per Square Foot for such preceding calendar year. Tenant shall pay to Landlord as Additional Rent hereunder an amount equal to (i) the product of the difference between the Operating Expenses per square foot for such preceding calendar year and the Base Operating Cost per square foot for such preceding calendar year times the Rentable Area of the Demised Premises, minus (ii) the Estimated Operating Cost per Square Foot collected with respect to such preceding calendar year for the Demised Premises within thirty (30) days following receipt of such statement. Effective upon the due date of the first installment of Operating Expenses due hereunder and on January 1 of each succeeding calendar year, Tenant shall pay each month in advance an amount equal to one-twelfth (1/12) of the difference between the Estimated Operating Cost Per Square Foot for that calendar year and the Base Operating Cost Per Square Foot times the Rentable Area of the Demised Premises; if the aggregate of such monthly amounts so paid on account for such calendar year shall be less than the amount of the rental adjustment for Operating Expenses payable by Tenant hereunder with respect to such year, the deficiency shall be payable by Tenant within thirty (30) days from the sending of a statement for such deficiency by Landlord to Tenant; and if Tenant shall have paid an excess, such excess shall be applied on account of Rent due or next to become due from Tenant to Landlord, or if the Demised Term has expired and Tenant is or was not in default, such excess shall be paid by Landlord to Tenant within thirty (30) days after the date of such statement. This provision shall survive the expiration or sooner termination of this Lease.

(e) (intentionally omitted)

(f) Commencement and Proration. If the Demised Term shall commence on a date other than January 1, any adjustment pursuant to this Section shall be equitably prorated.

(g) Termination. If the Demised Term shall end on a date other than December 31 and the Base Rent described in Section 3, as previously adjusted by this Section, shall be increased for the period commencing January 1 following the last full calendar year of the Demised Term and continuing to the end of said Demised Term, in the manner set forth in this Section 7, the adjustment for such period shall be made within thirty (30) days after Landlord shall render its statement for the last monthly installment of the Rent payable under this Lease, or if that is not reasonably feasible, as soon thereafter as is reasonably feasible, and this obligation shall survive the expiration or earlier termination of the Demised Term.

(h) Tenant Audit; Disputes; Adjustments; Delays. Tenant shall have the right, at its sole cost and expense and during regular business hours, to audit Landlord’s books and records relating to the determination of Operating Expenses provided Tenant gives Landlord at least ten (10) days notice thereof and such audit is conducted at the location at which such books and records are maintained. If Tenant shall dispute in writing any specific item or items included by Landlord in determining Operating Expenses or the additional expenses which would have been incurred had the Building been 100%

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occupied, or the amount of any Real Estate Taxes in respect of any current calendar year, and such dispute is not amicably settled between Landlord and Tenant within forty-five (45) days after statements therefore have been rendered, either party may, during the thirty (30) days next following the expiration of the above-mentioned forty-five (45) days, refer such disputed item or items to an independent Certified Public Accountant knowledgeable in first-class suburban office buildings selected by Landlord, other than Landlord’s regular Certified Public Accountant, for decision, and the decision of such accountant shall be final, conclusive and binding upon Landlord and Tenant. Any adjustment required by such decision shall be made within thirty (30) days after such decision has been rendered. The expenses involved in such determination shall be borne by the party against whom a decision is rendered by said accountant or, if more than one item is disputed, the expenses shall be apportioned according to the number of items decided against each party. If Tenant shall not so dispute any item or items of any such statement within forty-five (45) days after such statement has been rendered, Tenant shall be deemed to have approved such statement. Landlord shall have the right, for a period of twenty-four (24) months after the rendering of any statements to send corrected statements to Tenant, and any Rent adjustments required thereby shall be made within thirty (30) days thereafter. This obligation shall survive the termination of this Lease. Pending the determination of any dispute, Tenant shall promptly pay its share of the increase as demanded by Landlord, and after such determination any increase or decrease so determined shall be paid within thirty (30) days. Any delay by Landlord in sending a statement or deficiency billing permitted by this Section 7 shall not constitute a waiver of, or impair the obligation of Tenant to pay, the Rent adjustments payable pursuant to this Section 7.

7. TENANT FINISH WORK CONSTRUCTION. Tenant has inspected the Premises and shall accept the Premises in their then condition “as is” for the Term. During the Term, Tenant and Landlord shall mutually design the specifications and installation of lighting for Tenant’s teleconferencing facility, which shall be at Tenant’s cost.

8. COST OF TENANT FINISH WORK CONSTRUCTION. Landlord shall provide no allowance toward the cost of Tenant Finish Work in the Premises and Tenant accepts the Premises in their then condition “as is”. Landlord shall provide design assistance to Tenant at Landlord’s cost for lighting in Tenant’s teleconferencing facility.

Landlord shall have no responsibility for providing to Tenant any telephone equipment, including wiring, within the Premises or for providing telephone service or connections from the utility to the Premises, except as required by law. Tenant shall not alter, modify, add to or disturb any telephone or data wiring in the Premises or elsewhere in the Building without the Landlord’s prior written consent. Tenant shall be liable to Landlord for any damage to the telephone or data wiring in the Building due to the act, negligent or otherwise, of Tenant or any employee, contractor or other agent of Tenant. Tenant shall have no access to the telephone closets within the Building, except in the manner and under procedures established by Landlord. Tenant shall promptly notify Landlord of any actual or suspected failure of telephone or data service to the Premises. All costs incurred by Landlord for the installation, maintenance, repair and replacement of telephone wiring within the Building shall be an Operating Expense unless Landlord is reimbursed for such costs by other tenants of the Building. Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Premises, or otherwise, due to the interruption or failure of telephone services to the Premises. Tenant hereby holds Landlord harmless and agrees to indemnify, protect and defend Landlord from and against any liability for any damage, loss or expense due to any failure or interruption of telephone or data service to the Premises for any reason.

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9. ACCEPTANCE OF DEMISED PREMISES. Tenant and Landlord shall make such inspection of the Demised Premises as Tenant deems appropriate, and, except as otherwise notified by Tenant in writing to Landlord within such period, Tenant shall be deemed to have accepted the Demised Premises in their then condition and as being in the condition in which Landlord is obligated to deliver the Demised Premises hereunder. If as a result of such inspection Tenant discovers defects in the Tenant Finish Work of a nature commonly found on a “punch list” (as that term is used in the construction industry), Tenant shall promptly notify Landlord of such defects Landlord and Tenant shall agree upon a punch list. Landlord shall correct the defects on the punch list expeditiously and with a minimum of disruption to Tenant’s business operations. The existence of such punch list items shall not postpone the Commencement Date of this Lease nor the obligations of Tenant to pay Rent. Tenant acknowledges that except as expressly set forth in this Lease there have been no representations or warranties made by or on behalf of Landlord with respect to the Demised Premises or the Building.

10. OWNERSHIP OF IMPROVEMENTS. All fixtures, improvements, additions and other property installed in the Demised Premises, whether by Landlord or Tenant and irrespective of at whose expense, shall be and remain the property of Landlord except that such fixtures, improvements, additions, and other property installed at the sole expense of Tenant and with respect to which Tenant has not been granted any credit or allowance by Landlord and which are removable without material damage to the Demised Premises shall be and remain the property of Tenant and are referred to as “Tenant’s Personal Property” and shall be promptly removed by Tenant at Tenant’s expense, in which event Tenant shall also rough patch any holes and repair any damage occasioned by such removal, and in default thereof Landlord may effect such removal and repairs at Tenant’s expense and recover the cost thereof from Tenant.

11. REPAIRS. Tenant shall take good care of the Demised Premises and shall at its sole cost make all repairs and replacements to repair damage or injury done to the Demised Premises or the Building caused by acts or omissions of Tenant, its officers, employees, agents, invitees or contractors or as the result of moving in or out of the Building or the installation or removal of furniture, fixtures, or other property. All such repairs and replacements shall be in quality equal to the original work and installations, shall be made by Landlord at Tenant’s expense, and shall be made by a contractor acceptable to Landlord, provided, however, that Tenant shall not be required to make any structural repairs or structural replacements unless occasioned by acts or omissions of Tenant, its officers, employees, agents, invitees or contractors.

All normal repairs reasonably determined by Landlord to be necessary to maintain the Demised Premises and Building in a tenantable condition (other than repairs required to be made at Tenant’s expense as provided above) shall be done by or under the direction of Landlord and at its expense except as otherwise provided herein, provided, however, that Landlord shall not be obligated to make any such repair until a reasonable period of time after written notice from Tenant and, provided further, that Tenant shall be responsible to maintain and repair, at its sole cost and expense, any special air-conditioning or other equipment, whether or not installed or paid for by Landlord, installed in the Demised Premises or elsewhere in the Building which serves only the Demised Premises. Tenant’s obligation to pay Rent and comply with all provisions of this Lease shall not be affected or reduced because of the making of repairs by Landlord pursuant to this Section 11.

12. ALTERATIONS. Tenant shall make no alterations, additions, improvements or installations in or to the Demised Premises or any part thereof, whether structural or non-structural, nor make any changes to locks on doors, or add to, disturb, or in any way change any plumbing, lighting, or other wiring or partitions without first obtaining the written consent of Landlord, which shall not be unreasonably withheld or delayed, subject, however to such reasonable terms and conditions as Landlord may specify including, without limitation, the right to require Tenant to utilize the Minimum Tenant Finish Standards set forth in Exhibit “D” of this Lease and to require Tenant to remove any of Tenant’s personal property at the expiration of the Demised Term.

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13. ACCESS. Tenant shall permit Landlord and its agents to enter into and upon the Demised Premises at all reasonable times for the purpose of inspecting the same or for the purposes of cleaning, repairing, altering or improving the Demised Premises or the Building. Nothing contained in this Section 13 shall be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease. When reasonably necessary, Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or release of Tenant from any duty of observing and performing any of the provisions of this Lease. Landlord shall have the right upon reasonable notice to Tenant to enter the Premises for the purpose of showing the Demised Premises to prospective tenants within the period from (a) the dates established for Tenant’s notice of election to not extend the term until the dates then established for termination or (b) in the event of early termination, one hundred eighty (180) days prior to the date set for such early termination.

14. DAMAGE OR DESTRUCTION.

(a) Damage; Repair. In case of damage to the Demised Premises or the Building by fire or other casualty, Tenant shall give immediate notice to Landlord, who shall to the extent originally provided in this Lease (subject to the provisions of Section 14(d) hereof), cause the damage to be repaired with reasonable speed, subject to delays which may arise by reason of adjustment of loss under insurance policies and for delays beyond the reasonable control of Landlord, and to the extent that the Demised Premises are rendered untenantable, the Rent shall proportionately abate from the date of any such damage, except in the event such damage resulted from or was contributed to, directly or indirectly, by the act, fault or neglect of Tenant, Tenant’s officers, contractors, agents, employees, invitees or licensees, in which event there shall be no abatement of Rent, except to the extent Landlord receives proceeds from Landlord’s rental income insurance policy to compensate Landlord for loss of Rent. In the event the damage to the Building shall be extensive and substantial, or the Demised Premises are rendered untenantable, Landlord may elect not to repair or rebuild, in which event Landlord shall notify Tenant in writing of Landlord’s decision not to repair or rebuild within sixty (60) days from the date of adjustment of insurance proceeds and this Lease shall terminate as of the date of such notice, with the same effect as if such date were the date herein fixed as the Termination Date. Tenant shall thereupon promptly vacate the Demised Premises and the Rent shall be adjusted to the date when the Demised Premises were rendered untenantable.

(b) Destruction During Last Year of Term. In case the Building shall be substantially destroyed by fire or other causes at any time during the last year of the Demised Term, either Landlord or Tenant may terminate this Lease upon written notice to the other party hereto given within sixty (60) days of the date of such destruction, with the same effect as set forth in Section 14(a) above.

(c) Business Interruption. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building. Landlord shall use its best efforts to effect such repairs promptly and in such manner as not unreasonably to interfere with Tenant’s occupancy.

(d) Tenant Improvements and Furniture, Etc. Landlord will not carry insurance of any kind on any improvements paid for by Tenant as provided in Section 8, or Tenant’s furniture or furnishings or on any fixtures, equipment, other improvements or appurtenances of Tenant under this

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Lease and Landlord (except as provided by law by reason of its negligence) shall not be obligated to repair any damage thereto or replace the same. Tenant shall insure its own interest in the improvements and shall have the right to deposit with Landlord such additional amounts as are required to restore the Demised Premises to its original condition. Otherwise, in any such restoration, Landlord will restore the Demised Premises to Building Standard improvement level.

(e) Express Agreement. The provisions of this Section shall be considered an express agreement governing any case of damage or destruction of the Building or the Demised Premises by fire or other casualty.

15. WAIVER OF SUBROGATION. Whether the loss or damage is due to the negligence of either Landlord or Tenant, their agents or employees, or any other cause, Landlord and Tenant do each herewith and hereby release and relieve the other, their agents or employees, from responsibility for, and waive their entire claim of recovery for (i) any loss or damage to the real or personal property of either located anywhere in the Building, including the Building itself, arising out of or incident to the occurrence of any of the perils which may be covered by their respective fire insurance policies, with extended coverage endorsements, or (ii) loss resulting from business interruption at the Demised Premises or loss of rental income from the Building, arising out of or incident to the occurrence of any of the perils which may be covered by the business interruption insurance policy and by the loss of rental income insurance policy held by Landlord or Tenant. Notwithstanding the foregoing, no such release shall be effective unless the aforesaid insurance policy or policies shall expressly permit such a release or contain a waiver of the carrier’s right to be subrogated unless a rider permitting such release or waiver was obtainable and the party responsible therefor failed to obtain it.

16. INDEMNIFICATION. Tenant shall defend and indemnify Landlord and save it harmless from and against any and all liability, damages, costs or expenses, including attorneys fees, arising from any act, omission, or negligence of Tenant or its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors in or about the Building or the Demised Premises or arising from any accident, injury, or damage to any person or property, occurring in or about the Building, the parking areas or the Demised Premises as a result of any act, omission or negligence of Tenant, or its officers, contractors, licensees, agents, servants, employees, guests, or visitors, or arising from any breach or default under this Lease by Tenant. Tenant shall, at its own expense, keep and maintain in full force and effect during the term of this Lease, a policy of comprehensive public liability insurance insuring Tenant’s activities with respect to the Demised Premises and the Building against loss, damage or liability for personal injury or death or loss or damage to property in amounts reasonably satisfactory to Landlord and in no event less than $2,000,000 for bodily injury, each occurrence and aggregate, and for property damage. Tenant shall furnish to Landlord upon the Commencement Date of the Demised Term of this Lease and from time to time thereafter a certificate of insurance maintained by Tenant pursuant to this Section 16. The foregoing provisions shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the negligence of Landlord or its officers, contractors, licensees, agents, employees, or invitees, provided, however, that in no event shall Landlord be liable to Tenant, and Tenant hereby waives any claim, for any damage to the Demised Premises or for any loss, damage or injury to any property of Tenant therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including, without limitation, water, steam and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, or other similar cause in, above, upon or about the Demised Premises or the Building unless caused by the negligence of Landlord or its officers, contractors, licensees, agents, employees or invitees. Tenant, however, agrees to insure its property against such perils. In the event of any such bursting, rupture, leakage or overflow, Landlord shall, as an Operating Expense, repair any damage to the Building’s structure and HVAC, plumbing and electrical systems and Tenant shall be responsible to repair any damage to the Demised Premises and any furniture, fixtures, equipment and other personal property therein.

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Landlord shall not be liable for any loss or damage to person or property sustained by Tenant, or other persons, which may be caused by theft, or by any act or neglect of any tenant or occupant of the Building.

17. ASSIGNMENT AND SUBLETTING.

(a) Assignment or Sublease. Tenant shall not assign, transfer, mortgage or encumber this Lease nor sublet the whole or any part of the Demised Premises without in each case first obtaining Landlord’s written consent, which shall not be unreasonably withheld or delayed, provided however it shall not be deemed unreasonable for Landlord to withhold its consent if (i) the business, proposed use, reputation or financial condition of the proposed assignee or subtenant is not satisfactory to Landlord in the exercise of its reasonable judgment, or (ii) the proposed rental under a sublease is for less than the then asking Rent in the Building unless such sublease is to an affiliate of Tenant, or the Building is then 95% occupied. Any of the foregoing acts without such consent of Landlord shall be void and shall, at the option of Landlord, constitute a default that entitles Landlord to terminate this Lease. Should Landlord grant such consent no such assignment or subletting shall relieve Tenant of any liability under this Lease. Consent to any such assignment or subletting shall not operate as a waiver of the necessity for consent to any subsequent assignment or subletting, and the terms of such consent shall be binding upon any person holding by, under or through Tenant. In addition to and not in limitation of the foregoing in the event Landlord grants Tenant Landlord’s consent to sublease all or a portion of the Demised Premises, the terms of such lease shall not permit rental or other payments for such use or occupancy to be based in whole or in part on the net income or profit derived by any person from the premises subleased, used or occupied.

(b) Transfer of Stock. If Tenant is a corporation, any dissolution, liquidation, merger, consolidation or other reorganization of such corporation, or any transfer of a controlling percentage of the corporate stock of Tenant (whether in a single transaction or cumulatively), shall constitute an assignment of this Lease. If Tenant is a partnership, the transfer of any general partner’s interest (or that of any partner of Tenant which owns more than 50% of the interests in such partnership) shall constitute an assignment. This subsection (b) shall not apply to transfers of shares at any public stock exchange or transfers of shares or partnership interests by reason of the death to members of the family of the shareholder or partner.

(c) Assignee Obligations. Any assignee or sublessee shall assume all obligations of Tenant under this Lease and shall be jointly and severally liable with Tenant for the payment of Rent and performance of all terms, covenants and conditions under this Lease. In connection with any sublease or assignment, Tenant shall provide Landlord with copies of all assignments, subleases and assumption instruments, at least thirty (30) days prior to the proposed assignment or sublease.

(d) Landlord’s Option. When applying to Landlord for its consent pursuant to Section 17(a) hereof, Tenant shall give written notice to Landlord identifying the intended assignee or sublessee by name and address and specifying the terms of the intended assignment or sublease and such additional information as Landlord may request. For a period of thirty (30) days after such notice is given, Landlord shall have the right by written notice to Tenant (i) if Tenant has notified Landlord that Tenant intends to assign this Lease, to terminate this Lease as of a date specified in such notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given; or (ii) except for an assignment under Section 17(b) above, if Tenant has notified Landlord that

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Tenant intends to sublet all or a portion of the Demised Premises, to terminate this Lease as to the Demised Premises or portion thereof which Tenant intends to sublet as of a date specified in such notice, which date shall not be less than thirty (30) nor more than sixty (60) days after the date such notice is given. If Landlord so terminates this Lease, Landlord may, if it elects, enter into a new lease covering the Demised Premises or a portion thereof with the intended assignee or sublessee on such terms as Landlord and such person may agree, or enter into a new lease covering the Demised Premises with any other person; in such event, Tenant shall not be entitled to any portion of the profit, if any, which Landlord may realize on account of such termination and reletting. From and after the date of such termination of this Lease, Tenant shall have no further obligation to Landlord hereunder with respect to the Demised Premises or the portion thereof as to which this Lease was terminated, except for matters occurring or obligations arising hereunder prior to the date of such termination.

(e) If the space is not subleased or assigned within ninety (90) days from the expiration of Landlord’s option as set forth above, or any subsequent option as provided in this subsection 17(e), Tenant, shall, prior to entering into a sublease or an assignment of said space, once again give Landlord reasonable written notice and Landlord shall have twenty (20) days after the receipt thereof of reacquiring that portion of the Premises and terminating this Lease with respect thereto.

(f) Any sums or other economic consideration received by Tenant as a result of any subletting or assignment whether denominated rentals under the sublease or otherwise, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (pro-rated to reflect obligations allocable to that portion of the premises subject to such sublease or assignment) shall be payable to Landlord as Additional Rent under this Lease without affecting or reducing any other obligation of Tenant hereunder.

(g) Any sublease or assignment instrument shall be expressly subject and subordinate to this Lease, shall require that any subtenant or assignee comply with and abide by all of the terms of this Lease (including, but not limited to, the prohibitions of this subsection 17), and shall provide that any termination of this Lease shall extinguish the sublease or assignment instrument as well.

(h) No subtenant or assignee shall have been a tenant, subtenant, or other occupant of the Building or any other building in the complex known as Tower Bridge.

(i) Tenant shall have no right to sublease or assign if, at the time of the subleases or assignment or request therefor, Tenant shall then be in default under this Lease, nor may Tenant have committed two (2) defaults hereunder during the twelve (12) month period immediately preceding any request for a subletting or assignment, whether cured or not.

(j) Notwithstanding anything to the contrary contained herein, no subtenant, assignee, or other transferee shall have any rights with respect to any renewal or expansion privilege or option granted hereunder or under any other agreement to the Tenant. With respect to any subtenant, assignee, or other transferee, unless Landlord shall otherwise agree in writing, which agreement may be granted or withheld in Landlord’s sole discretion, this Lease shall terminate effective with the expiration date of the Term which was in effect when such assignment or sublease occurred.

18. ADVERTISING. Tenant shall not inscribe any inscription or post, place, or in any manner display any sign, graphics, notice, picture, placard or poster, or any advertising matter whatsoever, anywhere in or about the Demised Premises or the Building at places visible (either directly or indirectly as an outline or shadow on a glass pane) from anywhere outside the Demised Premises or at the entrance to the Demised Premises without first obtaining Landlord’s written consent thereto, such

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consent to be at Landlord’s sole discretion. Any such consent by Landlord shall be upon the condition that Tenant will remove the same at the expiration or sooner termination of this Lease and Tenant shall repair any damage to the Demised Premises or the Building caused thereby.

19. LIENS. Tenant shall keep the Demised Premises and the Building free from any liens arising out of any work performed, materials ordered or obligations incurred by or on behalf of Tenant.

20. CONDEMNATION.

(a) Entire Taking. If all of the Demised Premises or so much thereof as renders the remainder unusable, or all of the Building or such portions of the Building as may be required for reasonable access to or the reasonable use of the Demised Premises are taken by eminent domain, this Lease shall automatically terminate as of the date title vests in the condemning authority and all Rents, Additional Rents and other payments to be made by Tenant shall be paid to that date.

(b) Partial Taking. In case of a taking of a part of the Demised Premises which does not render the remainder unusable by Tenant, or a portion of the Building not required for reasonable access to or use of the Demised Premises, and, in either case in Tenant’s sole opinion, Tenant is able to continue its business operations in substantially the same manner and space, then this Lease shall continue in full force and effect and the Rent shall be reduced based on the proportion by which the floor area of the Demised Premises is reduced, such Rent reduction to be effective as of the date title to such portion vests in the condemning authority.

(c) Termination by Landlord. In the event that title to a part of the Building other than the Demised Premises shall be so condemned or taken and if, in the opinion of Landlord, the Building should be restored in such a way as to alter the Demised Premises materially, Landlord may terminate this Lease and the term and estate hereby granted by notifying Tenant of such termination within sixty (60) days following the date of vesting of title, and this Lease and the term and estate hereby granted shall expire on the date specified in the notice of termination, not less than sixty (60) days after the giving of such notice, as fully and completely as if such date were the date hereinbefore set for the expiration of the term of this Lease, and the Rent hereunder shall be apportioned as of such date.

(d) Awards and Damages. Landlord reserves all rights to damages to the Demised Premises for any partial or entire taking by eminent domain, and Tenant hereby assigns to Landlord any right Tenant may have to such damages or award, and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of the leasehold interest or interference with Tenant’s business. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be put for Tenant’s moving expenses, business interruption or taking of Tenant’s Personal Property (not including Tenant’s leasehold interest) or improvements or fixtures installed at Tenant’s expense provided that such damages may be claimed only if they are awarded separately in the eminent domain proceedings and not out of or as part of the damages recoverable by Landlord.

(e) Definitions. The terms “taken by eminent domain”, “condemnation”, “taken” and the like in this Section 21 shall include any agreement of conveyance in lieu or anticipation of the exercise of the power of eminent domain by or between Landlord and any authority authorized to exercise the power of eminent domain.

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21. DEFAULT.

(a) Events of Default. The occurrence of any one or more of the following events (“Event of Default”) shall constitute a breach of this Lease by Tenant:

(i) if Tenant shall fail to pay any Base Rent, Additional Rent, or any other sum or charge payable by Tenant hereunder when due and such failure shall continue for a period of ten (10) days after notice to Tenant given by or on behalf of Landlord, provided, however, Landlord need not give any such notice, and Tenant shall not be entitled to any such period of grace, more than twice in any twelve (12) month period;

(ii) if Tenant assigns or hypothecates this Lease or any interest herein, or sublets the Demised Premises, or any part thereof, or if Tenant attempts to do any of the foregoing, in contravention of the terms, covenants, provisions and conditions of this Lease; or

(iii) the appointment of a receiver, trustee or custodian for all or a substantial portion of Tenant’s property or assets, or the institution of a foreclosure action upon all or a substantial portion of Tenant’s real or personal property; or

(iv) any failure to perform Tenant’s obligations under, or other violations of, Section 40 hereof; or

(v) if Tenant shall fail to perform or observe any other agreement, covenant, condition or provision of this Lease or of the rules and regulations referred to in Section 5 hereof to be performed or observed by Tenant when and as performance or observance is due, and such failure shall continue after notice to Tenant given by or on behalf of Landlord for a period of 15 days or such additional time, if any, as is reasonably necessary to cure such failure; or

(vi) if Tenant becomes insolvent, voluntarily or involuntarily bankrupt, or if a receiver, assignee, trustee in reorganization, or other liquidating officer is appointed for the business of Tenant.

(vii) if Tenant shall vacate the Demised Premises for a period in excess of thirty (30) days.

(b) Acceleration of Rent; Distraint; Right to Terminate. At any time after the occurrence of an Event of Default and so long as the same is continuing, Landlord may, following a good faith effort to resolve the Event of Default, at its option:

(i) declare due and payable and sue for and recover, all unpaid Base Rent for the unexpired period of the Demised Term (and also all Additional Rent as the amount(s) of same can be determined or reasonably estimated) as if by the terms of this Lease the same were payable in advance, together with all legal fees and other expenses incurred by Landlord in connection with the enforcement of any of Landlord’s rights and remedies hereunder, and/or

(ii) distrain, collect or bring action for such Base Rent and Additional Rent as being rent in arrears, or may enter judgment therefor by confession as herein elsewhere provided for in case of rent in arrears, or may file a Proof of Claim in any bankruptcy or insolvency proceeding for such Base Rent and Additional Rent, or institute any other proceedings, whether similar or dissimilar to the foregoing, to enforce payment thereof, and/or

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(iii) terminate the Demised Term by giving written notice thereof to Tenant and, upon the giving of such notice, the Demised Term and the estate hereby granted shall expire and terminate with the same force and effect as though the date of such notice was the date hereinbefore fixed for the expiration of the Demised Term, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as hereinafter provided, and/or

(iv) exercise any other rights and remedies available to Landlord at law or in equity.

(c) Cumulative Remedies. All rights and remedies of Landlord and Tenant herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law or equity. In addition to the other remedies in this Lease provided, Landlord shall be entitled to the restraint by injunction of the violation or attempted violation of any of the covenants, agreements or conditions of this Lease.

(d) Landlord’s Reentry. Upon an uncured default of this Lease by Tenant, Landlord, besides other rights or remedies it may have, at its option, may enter the Demised Premises or any part thereof, either with or without process of law, and expel, remove or put out Tenant or any other persons who may be thereon, together with all personal property found therein; and Landlord may terminate this Lease, or it may from time to time, without terminating this Lease and as agent of Tenant, relet the Demised Premises or any part thereof for such term or terms (which may be for a term less than or extending beyond the Demised Term) and at such Rent or Rents and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to repair, renovate, remodel, redecorate, alter and change the Demised Premises, Tenant remaining liable for any deficiency computed as hereinafter set forth. In the case of any default, re-entry, and/or dispossession by summary proceedings or otherwise, all Base Rent and Additional Rent and all other amounts constituting Rent shall become due thereupon and be paid up to the time of such re-entry or dispossession, together with such expenses as Landlord may incur for legal expenses, attorneys fees, brokerage and/or putting the Demised Premises in good order or preparing the same for re-rental.

(e) Re-Letting the Demised Premises. At the option of Landlord, rents received by Landlord from such re-letting shall be applied: first, to the payment of any indebtedness from Tenant to Landlord other than Rent due hereunder; second, to the payment of any costs and expenses of such re-letting and including, but not limited to, attorneys fees, advertising fees and brokerage fees, and to the payment of any repairs, renovations, remodeling, redecoration, alterations and changes in the Demised Premises; third, to the payment of Rent due and to become due hereunder, and, if after so applying said rents there is any deficiency in the Rent to be paid by Tenant under this Lease, Tenant shall pay any deficiency to Landlord monthly on the first day of each month herein and any payment made or suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month. The failure or refusal of Landlord to re-let the Demised Premises or any part or parts thereof shall not release or affect Tenant’s liability hereunder, nor shall Landlord be liable for failure to re-let, or in the event of re-letting, for failure to collect the rent thereof, and in no event shall Tenant be entitled to receive any excess of net rents collected over sums payable by Tenant to Landlord hereunder. No such re-entry or taking possession of the Demised Premises shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach and default. Should Landlord at any time terminate this Lease by reason of any default, in addition to any other remedy it may have, it may recover from Tenant an amount equal to the excess of the Base Rent,

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Additional Rent and all other amounts constituting Rent reserved in this Lease for the balance of the Demised Term, as it may have been extended, discounted to present worth at a rate of six percent (6%) per annum, over the then Market Rent for the Demised Premises for the same period, discounted at a like rate, plus all court costs and attorneys fees incurred by Landlord in the collection of same.

(f) Waiver of Redemption Rights. Tenant, for itself and on behalf of any and all persons claiming through or under it, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease for the Demised Term, as it may have been extended, after having been dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

(g) Bankruptcy. Neither this Lease nor any rights or privileges hereunder shall be an asset of Tenant in any bankruptcy, insolvency or reorganization proceeding. If Landlord shall not be permitted to terminate this Lease because of the provisions of the United States Bankruptcy Code, Tenant or any trustee for it shall, within fifteen (15) days upon request by Landlord to the Bankruptcy Court, assume or reject this Lease, and in no event may Tenant or such trustee assume this Lease unless all defaults hereunder shall have been cured, Landlord shall have been compensated for any monetary loss resulting from such default, and Landlord shall be provided with reasonably adequate assurance of full and timely performance of all provisions, terms, and conditions of this Lease on the part of Tenant to be performed.

(h) EJECTMENT AND ENTRY OF JUDGMENT.

(i) IF ANY RENT, WHETHER BASE RENT, ADDITIONAL RENT, OR OTHER AMOUNTS CONSTITUTING RENT REMAIN UNPAID, TENANT HEREBY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY OR ATTORNEY OF MONGOMERY COUNTY TO APPEAR FOR TENANT IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT BY LANDLORD TO RECOVER SUCH RENT, AND IN SUCH ACTION OR ACTIONS, TO CONFESS JUDGMENT AGAINST TENANT FOR ALL OR ANY PART OF THE RENT THEN DUE AND PAYABLE, INCLUDING, IF LANDLORD SO ELECTS, ALL RENT FOR THE ENTIRE UNEXPIRED BALANCE OF THE DEMISED TERM, AND LANDLORD’S COSTS AND EXPENSES WITH RESPECT TO SUCH ACTION OR ACTIONS, INCLUDING ATTORNEYS’ FEES. SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS ANY RENT SHALL BECOME DUE AND PAYABLE OR BE IN ARREARS, AND SUCH POWERS MAY BE EXERCISED DURING AND/OR AFTER THE EXPIRATION OF THE DEMISED TERM HEREOF, AND ANY RENEWAL OR EXTENSION OF THIS LEASE.

(ii) WHEN THIS LEASE SHALL TERMINATE, WHETHER AS A RESULT OF THE OCCURRENCE OF ANY EVENT OF DEFAULT OR OF THE EXPIRATION OF THE DEMISED TERM, TENANT HEREBY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY OR ATTORNEY OF MONTGOMERY COUNTY TO APPEAR FOR TENANT IN ANY AND ALL ACTIONS IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE DEMISED PREMISES, FOR WHICH THIS LEASE SHALL BE SUFFICIENT WARRANT; WHEREUPON, IF LANDLORD SO ELECTS, A WRIT OF HABERE FACIAS POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER; AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE

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DEMISED PREMISES REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO CONFESS JUDGMENT IN ONE OR MORE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE DEMISED PREMISES.

(iii) In any action of ejectment or for Rent in arrears, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, and if a true copy of this Lease (and of the truth thereof such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding.

TENANT ACKNOWLEDGES AND AGREES THAT THIS LEASE CONTAINS PROVISIONS UNDER WHICH LANDLORD MAY ENTER JUDGMENT BY CONFESSION AGAINST TENANT. BEING FULLY AWARE OF TENANT’S RIGHTS TO PRIOR NOTICE AND A HEARING ON THE VALIDITY OF ANY JUDGMENT OR OTHER CLAIMS THAT MAY BE ASSERTED AGAINST HIM/HER BY LANDLORD HEREUNDER BEFORE JUDGMENT IS ENTERED, TENANT HEREBY FREELY, KNOWINGLY AND INTELLIGENTLY WAIVES THESE RIGHTS AND EXPRESSLY AGREES AND CONSENTS TO LANDLORD’S ENTERING JUDGMENT AGAINST TENANT BY CONFESSION PURSUANT TO THE TERMS OF THIS LEASE.

TENANT ALSO ACKNOWLEDGES AND AGREES THAT THIS LEASE CONTAINS PROVISION UNDER WHICH LANDLORD MAY, AFTER ENTRY OF JUDGMENT AND WITHOUT EITHER NOTICE OR A HEARING, FORECLOSE UPON, ATTACH, LEVY OR OTHERWISE SEIZE REAL PROPERTY OF THE TENANT IN FULL OR PARTIAL PAYMENT OR OTHER SATISFACTION OF THE JUDGMENT. BEING FULLY AWARE OF TENANT’S RIGHTS AFTER JUDGMENT IS ENTERED (INCLUDING THE RIGHT TO MOVE OR PETITION TO OPEN OR STRIKE THE JUDGMENT), THE UNDERSIGNED HEREBY FREELY, KNOWINGLY AND INTELLIGENTLY WAIVES THESE RIGHTS AND EXPRESSLY AGREE AND CONSENTS TO LANDLORD’S TAKING SUCH ACTIONS AS MAY BE PERMITTED UNDER APPLICABLE STATE AND FEDERAL LAW AFTER PRIOR NOTICE TO TENANT.

(iv) The right to enter judgment against Tenant and to enforce all of the other provisions of this Lease hereinabove provided for may be exercised by any assignee of Landlord’s right, title and interest in this Lease.

(i) Expenses of Enforcement. Tenant shall pay upon demand all of Landlord’s reasonable costs, charges and expenses, including the reasonable fees and out-of-pocket expenses of counsel, agents and others retained by Landlord, incurred in enforcing Tenant’s obligations hereunder or incurred by Landlord in any litigation in which Tenant causes Landlord, without Landlord’s fault, to become involved or concerned, together with interest at the Overdue Interest Rate (as defined herein) from the date incurred by Landlord to the date of payment by Tenant.

22. LANDLORD’S RIGHT TO CURE DEFAULTS. If Tenant shall fail to pay any sum of money, other than Base Rent and Additional Rent required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for thirty (30) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment of sums due under this Section as in the case of default by Tenant in the payment of Rent.

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23. SUBORDINATION, ATTORNMENT. This Lease and all rights of Tenant hereunder are and shall remain subject and subordinate to all the ground, air rights, or underlying leases now or hereafter in effect and to all mortgages and deeds of trust and any amount or amounts which may now or hereafter affect such leases and/or the Building and/or the real property on which such Building is situated, and to any and all advances to be made under such mortgages or deeds of trust, and to interest thereon, and all renewals, replacements or extensions thereof, or on or against Landlord’s interest or estate therein. The foregoing provisions of this Section shall be self-operative and no further instrument or subordination shall be required. In confirmation thereof, Tenant shall execute and deliver promptly any certificate or other instrument which Landlord or any lessor under any ground, air rights, or underlying lease or any holder of such mortgage or deed of trust may request and supply. Notwithstanding the foregoing, in the event of the termination of such ground, air rights, or underlying leases or the foreclosure of any such mortgage or deed of trust or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease will not be terminated nor will the rights and powers of Tenant hereunder be disturbed if Tenant shall not then be in default in the payment of Rent or in the performance of any other obligation on the part of Tenant to be performed hereunder, and Tenant shall attorn to any person or persons purchasing or otherwise acquiring the Demised Premises or the Building or the real property on which the Building is situated.

24. QUIET ENJOYMENT. Landlord covenants that upon Tenant paying the Base Rent, Additional Rent, and all other amounts constituting Rent and performing all of the terms, covenants and conditions on Tenant’s part to be performed, Tenant may peaceably and quietly enjoy the Demised Premises during the Demised Term, subject to all the provisions of this Lease and to all ground, air rights, and underlying leases and to all mortgages and deeds of trust referred to in Section 23.

25. FINANCING CONDITION. Landlord intends to obtain secured financing for the Building from time to time. If any mortgage lender should require, as a condition to such financing execution by Tenant of an agreement requiring Tenant to send such lender written notice of any default by Landlord under this Lease, giving such lender the right to cure such default until a reasonable period after such lender has completed foreclosure and preventing Tenant from terminating this Lease unless such default remains uncured beyond a reasonable period after foreclosure has been completed, then Tenant agrees to execute and deliver such agreement. If Tenant shall fail or refuse to execute any such agreement within thirty (30) days after receipt thereof, Landlord at its option, shall have the right, by giving written notice to Tenant, to terminate this Lease and, upon giving such notice, Landlord shall refund to Tenant any unearned Rent and/or security deposit, this Lease shall terminate with the same force and effect as if the date set in said notice were the Expiration Date herein set forth, and both Landlord and Tenant shall be released from any and all further liability or obligation to the other.

26. SURRENDER OF POSSESSION. Upon expiration of the Demised Term, whether by lapse of time or otherwise, Tenant shall promptly and peacefully surrender the Demised Premises to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved, reasonable use and wear and tear and damage by casualty or other elements excepted.

27. REMOVAL OF PROPERTY. At the termination of this Lease either by expiration of the Demised Term or other cause, Tenant shall remove all of its movable property and trade fixtures which can be removed without damage to the Demised Premises and shall rough patch any holes and repair any damage to the Demised Premises or Building resulting from such removal. If Tenant shall fail to remove any of its property of any nature whatsoever from the Demised Premises or the Building at the

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termination of this Lease or when Landlord has the right of reentry, Tenant’s property shall be deemed abandoned and Landlord may remove and store said property without liability for loss thereof or damage thereto, such storage to be for the account and at the expense of Tenant. If Tenant shall not pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may, at its option, sell, or permit to be sold, any or all of such property at public or private sale, in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to Tenant, unless notice is required under applicable statutes, and shall apply the proceeds of such sale: first, to the cost and expense of such sale, including reasonable attorneys fees actually incurred; second, to the payment of the costs or charges for storing any such property; third, to the payment of any other sums of money which may then be or thereafter become due Landlord from Tenant under any of the terms hereof; and, fourth, the balance, if any, to Tenant.

28. NON-WAIVER. Waiver by Landlord of any breach (or any subsequent waiver of any breach) of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition, nor shall any forbearance or other practice which may grow up between Landlord and Tenant in the administration of this Lease be construed to waive or to lessen the right of Landlord to insist upon performance by Tenant in strict accordance with this Lease.

29. HOLDOVER. If Tenant shall, with the written consent of Landlord, hold over after the expiration of the Demised Term, such tenancy shall be deemed a month-to-month tenancy, which tenancy may be terminated as provided by applicable state law. During such tenancy, Tenant agrees to pay to Landlord the Market Rent for the Demised Premises, and to be bound by all of the terms, covenants and conditions herein specified, so far as applicable. If Landlord shall not give written consent to such hold over by Tenant, such tenancy may be terminated as above provided, and until Tenant has vacated the Demised Premises it agrees to pay to Landlord Rent for the first thirty (30) days of such holdover, 125% of the amount of Rent then applicable, prorated on a per diem basis, for each day Tenant shall retain possession of the Premises or any part thereof after expiration of earlier termination of this Lease, together with all damages sustained by Landlord on account thereof and all other payments required to be made by Tenant hereunder. After such thirty (30) day period, Tenant shall pay Landlord in advance, 200% of the amount of Tenant then applicable, prorated on a per diem basis, for each day Tenant shall retain possession of the Premises or any part thereof after expiration or earlier termination of this Lease, together with all damages sustained by Landlord on account thereof and all other payments required by Tenant hereunder. Without limiting any rights and remedies of Landlord resulting by reason of the wrongful holding over by Tenant, or creating any right in Tenant to continue in possession of the Demised Premises, all Tenant’s obligations with respect to the use, occupancy and maintenance of the Demised Premises shall continue during such period of unlawful retention.

30. NO LIGHT, AIR OR VIEW EASEMENT. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

31. NOTICES. All notices under this Lease shall be in writing and sent by registered or certified mail, postage prepaid, to Landlord and to Tenant at the addresses provided for at the head of this Lease and to the holder of any mortgage or deed of trust at such place as such holder shall specify to Tenant in writing; or such other addresses as may from time to time be designated by any such party in writing. Notices mailed as aforesaid shall be deemed given on the date of such mailing.

32. LANDLORD’S LIABILITY. Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements or for the purpose of binding Landlord personally or

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the assets of Landlord, except Landlord’s interest in the Demised Premises and Building, but are made and intended for the purpose of binding only Landlord’s interest in the Demised Premises and Building, as the same may from time to time be encumbered. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against, Landlord or its partners, or any officers or employees thereof, or their respective heirs, legal representatives, successors, and assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease contained.

33. TRANSFER OF LANDLORD’S INTEREST. In the event of any transfer or transfers of Landlord’s interest in the Demised Premises or in the Building, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer and Tenant agrees to attorn to the transferee, as long as the transferee has agreed in writing to assume such liabilities and obligations of Landlord.

34. ESTOPPEL CERTIFICATE. Tenant shall from time to time upon written request to Landlord execute, acknowledge and deliver to Landlord or its designee, an estoppel certificate furnished by Landlord certifying: the Commencement Date and Expiration Date of the Demised Term; this Lease is unmodified and is in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified) and stating the date and nature of each modification; Landlord’s initial construction of the Demised Premises has been completed and Tenant has accepted the Demised Premises under this Lease (or if such not be the case, the exception should be specified); the date to which Rent has been paid; no notice has been received by Tenant of any default which has not been cured except as to defaults specified in such certificate; Landlord is not in default under this Lease, except as to defaults specified in such certificate; and such other matters as may be reasonably requested by Landlord or any prospective purchaser or mortgage lender. Any such certificate may be relied upon by any actual or prospective purchaser, mortgagee or beneficiary under any deed of trust of the Building. If Tenant shall fail to respond within ten (10) days of receipt by Tenant of such written request, Tenant shall be deemed to have given such certificate as above provided, that this Lease is in full force and effect, that there are no uncured defaults in Landlord’s performance, that the security deposit is as stated in this Lease, and not more than one month’s Rent has been paid in advance.

35. FORCE MAJEURE. Time periods for Landlord’s or Tenant’s performance under any provisions of this Lease shall be extended for periods of time during which the non-performing party’s performance is prevented due to circumstances beyond the party’s control, including without limitation, strikes, embargoes, governmental regulations, acts of God, war or other strife.

36. BROKERS. Tenant represents and warrants to Landlord that it has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Lease, except the broker(s), if any, listed on the cover page of this Lease, and shall indemnify and hold harmless Landlord against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any other broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant.

37. RIGHT TO CHANGE PUBLIC SPACES. Landlord shall have the right at any time after the completion of the Building, without thereby creating an actual or constructive eviction or incurring any liability to Tenant therefor, to change the arrangement or location of such of the following as are not contained within the Demised Premises or any part thereof: entrance, passageways, doors and doorways, corridors, stairs, toilets and other like public service portions of the Building and the parking areas adjacent to the Building. Nevertheless, in no event shall Landlord diminish any service, change the arrangement or location of the elevators serving the Demised Premises, make any change which shall

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diminish the area of the Demised Premises, make any change which shall interfere with access to the Demised Premises from and through the Building, change the character of the Building from that of a first-class office building or change the location of the entrances.

38. OVERDUE PAYMENTS. If any installment of Base Rent, Additional Rent or other sums payable by Tenant to Landlord under this Lease shall not be paid by 10 days after the due date thereof, Tenant shall pay to Landlord a “late charge” of 5% of the amount so due for the purpose of defraying the expense incident to handling such delinquent payment. In addition, the amount so due shall bear interest at the rate of 3% over the prime interest rate per annum announced from time to time by the largest commercial bank headquartered in Philadelphia or Montgomery County, Pennsylvania (the “Overdue Interest Rate”), calculated from the date such payment was due to the date of payment, and such interest shall be deemed payable as Additional Rent hereunder.

39. ENVIRONMENTAL.

(a) Tenant shall not engage in operations at the Demised Premises which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of any Hazardous Materials as hereinafter defined.

(b) Tenant further covenants that it will not cause or permit to exist, as a result of an intentional or unintentional action or omission on its part, the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping on or about the Demised Premises of any Hazardous Materials.

(c) In addition to and not in limitation of all other obligations of Tenant to comply with laws contained in this Lease or otherwise contained in this Section 39, Tenant shall comply with all Environmental Laws applicable to its use or occupancy of the Demised Premises and with all permits, licenses, registrations, approvals or authorizations required under any Environmental Law.

(d) Upon written request of Landlord, Tenant shall cooperate with Landlord in obtaining evidence of compliance with Environmental Laws, which cooperation shall include, without limitation, providing affidavits, reports or responses to questions.

(e) Tenant shall indemnify and hold harmless Landlord, its successors and assigns, and any partner, shareholder, member of the board of directors, officer and any other agent or employee of Landlord or its successors or assigns (collectively, the “Indemnified Parties”), from and against any and all liability, damages, losses, claims, suits, actions, legal or administrative proceedings, interest, expenses, and attorney’s fees (including any such fees and expenses incurred in enforcing this indemnity) (collectively, “Liabilities”) resulting from, arising out of, or in any way connected with injury to or the death of any person (including any Indemnified Party) or physical damage to property of any kind wherever located and by whomever owned (including that of any Indemnified Party) arising out of or in any way connected with the presence on, in or under the Premises of any of Tenant’s Hazardous Materials or any violation by Tenant of its obligations under this Section 39. Without limiting the generality of the foregoing, Tenant shall indemnify and hold harmless the Indemnified Parties from and against all liability arising out of Tenant’s generation, transportation or arrangement for the disposal of Hazardous Materials.

(f) In the event of Tenant’s failure to comply in full with this Section 39, Landlord may, at its option, perform any and all of Tenant’s obligations as aforesaid and all reasonable costs and expenses incurred by Landlord in the exercise of this right, together with interest as set forth in Section 38 hereof, shall be deemed to be Additional Rent payable upon demand.

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(g) This Section 39 shall survive the expiration or sooner determination of this Lease.

(h) “Hazardous Materials” has the following meaning: Any substance which is or becomes regulated under any Environmental Law, including, without limitation, any substance which is (1) gasoline, petroleum products, explosives, radioactive materials, including byproduct, source and/or special nuclear material and solid wastes, polychlorinated biphenyls or related or similar materials (“PCBs”), asbestos or material containing asbestos; (2) defined, designated or listed as a “Hazardous Substance,” “Hazardous Material,” “Hazardous Waste” or “Industrial Waste” under any of the Environmental Laws, including, without limitation, (A) Sections 307 and 311 of the Clean Water Act, 33 U.S.C. Sections 1317 and 1321; (B) Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601(14) (“CERCLA”); (C) the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1812; (D) Section 1004(5) of RCRA; (E) the Pennsylvania Solid Waste Management Act (Pa. Stat. Ann. tit. 35 §6018.01 et seq.), (F) the Pennsylvania Clean Streams Law (Pa. Stat. Ann. tit. 35 §§691.1 et seq.), (G) The Hazardous Sites Cleanup Act, 35 P.S. 6020.101-6020.1305 et seq., or (H) the regulations adopted and publications promulgated pursuant to any of the foregoing.

(i) “Environmental Laws” means any and all existing or future federal, state and local statutes, ordinances, regulations, rules, standards and requirements, including the requirements imposed by common law, concerning or relating to industrial hygiene or the protection of health or the environment, as the same may be amended from time to time, including, but not limited to, laws related to Hazardous Materials.

40. HEADINGS. The titles to Sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

41. PARKING. Six Tower Bridge has an underbuilding and contiguous parking area for up to 464 cars, or 4 cars per 1,000 rentable square feet leased. Tenant shall have the use at no cost throughout the Term of such ratio of parking, and the use of one reserved parking space in the underbuilding parking area, which reserved space shall be assigned to one employee at a time and shall not be transferable.

As requested by Landlord, Tenant shall notify Landlord of the license plate number, year, make and model of the automobiles entitled to use the parking facilities and if requested by Landlord, such automobiles shall be identified by automobile window stickers provided by Landlord, and only such designated automobiles shall be permitted to use the parking facilities. If Landlord institutes such an identification procedure, Landlord may, in its sole discretion, provide additional parking spaces for use by customers and invitees of Tenant on a daily basis at prevailing parking rates, if any. At Landlord’s sole election, Landlord may make validation stickers available to Tenant for any such additional parking spaces, provided, however, if Landlord makes validation stickers available to any other tenant in the Building, Landlord shall make such validation stickers available to Tenant. If Landlord has instituted a window sticker or other parking procedure and Tenant’s employees, customers or invitees do not comply with any such procedure, then in any of such events, Landlord may, without any liability to Tenant, its employees, customers or invitees, any vehicles not complying with Landlord’s procedures or parking in excess of such allotted number of spaces. Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the parking facility for purposes of permitting or facilitating construction, alteration or improvement provided that access is not materially and adversely impaired.

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Landlord may delegate its responsibilities hereunder to a parking operator or a lessee of the parking facility in which case such parking operator or lessee shall have all the rights of control attributed hereby to the Landlord.

The parking facilities provided for herein are provided solely for the accommodation of Tenant, and Landlord assumes no responsibility or liability of any kind whatsoever from whatever cause with respect to the automobile parking areas, including adjoining streets, sidewalks, driveways, property and passageways, or the use thereof by Tenant or tenant’s employees, customers, agents, contractors or invitees. Tenant may not assign, transfer, sublease or otherwise alienate the use of the parking facilities without Landlord’s prior written consent. Tenant’s continued right to use the parking facilities is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations, and Tenant not being in default under this Lease.

42. SEVERABILITY. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

43. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

44. ENTIRE AGREEMENT. This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the Rent, use and occupancy of the Demised Premises and Tenant’s use of the Building and other matters set forth in this Lease. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

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IN WITNESS WHEREOF, this Lease has been executed by the parties hereto the day and year first above written.

LANDLORD:

SIX TOWER BRIDGE ASSOCIATES, a Pennsylvania limited partnership

By:	SIX OLIVER TOWER ASSOCIATES, Managing General Partner

	By:	SIX OLIVER TOWER CORPORATION, General Partner

		By:	/s/ Donald W. Pulver
			Name:	Donald W. Pulver
			Title:	President

TENANT:

NEUROMED PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Bruce Colwill
PRINT BELOW

Name:	Bruce Colwill

Title:	CFO

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EXHIBIT “A”

SITE PLAN

EXHIBIT “A” - 1

EXHIBIT “A” SITE PLAN	OLIVER TYRONE PULVER CORPORATION

Tower Bridge

Tower Bridge is a 45-acre development spanning the historical boroughs of Conshohocken and West Conshohocken in central suburban Philadelphia, traversed by the scenic Schuylkill River. It is commercially zoned for 1.7 million square feet of office, hotel and retail space. Its buildings began opening in 1989 with the 270,000 square foot One Tower Bridge, and seven office buildings comprising an additional 1 million square feet have since been completed. The 288-room Philadelphia Marriott West and the 137-room Residence Inn by Marriott provide lodging options within the Tower Bridge development on both sides of the river.

EXHIBIT "B"

DEMISED PREMISES - FLOOR LOCATION

SIX TOWER BRIDGE
TYPICAL FLOOR PLAN
OLIVER TYRONE PULVER CORPORATION
BOWER LEWIS THROWER ARCHITECTS
StorageTek
TENANT SPACE
Gartner Group
ELEVATOR LOBBY
NeuroMed Pharmaceuticals, Inc.
Trelleborg Sealing Solutions
4th FLOOR

EXHIBIT “B”

DEMISED PREMISES - FLOOR LOCATION

SIX TOWER BRIDGE

TYPICAL FLOOR PLAN

OLIVER TYRONE PULVER CORPORATION

BOWER LEWIS THROWER ARCHITECTS

Gartner Group

Storage Tek

TENANT SPACE

Neuromed Pharmaceuticals, Inc.

Trelleborg Sealing Solutions

ELEVATOR LOBBY

4th FLOOR

EXHIBIT “B”

DEMISED PREMISES - FLOOR LOCATION

EXHIBIT “B” - 1

EXHIBIT “C”

MINIMUM TENANT FINISH STANDARDS

Interior finishes will be custom designed to fit tenant needs and must meet the following minimum standards. The entire ceiling will be completed prior to completion of interior walls and as a symmetrical grid centered at the center of the Building. The finished ceiling will be a Donn Fineline system with natural fissured acoustic tile, concealed sprinkler heads and Columbia Parablume 2’ x 4’ deep-cell return air florescent light fixtures with 3500 K lamps 8’6” above the finished floor. Doorframes will be full height welded steel, doors will be 3’0” x 8’4” paint grade solid core birch veneer with two pairs of stainless steel ball bearing hinges. Hardware will be Schlage D Series. Walls will be 5/8” drywall on 2 1/2 metal studs, painted, with 4” vinyl base. Window coverings will be 1” horizontal Venetian blinds to match exterior wall. HVAC will be distributed through linear diffusers at the perimeter and flush 2 x 2 grilles on the interior. Building standard carpet will be tenant’s color choice. All light fixtures in areas with exterior window exposures will be aligned so that they are perpendicular to the windows.

On single Tenant floors, the lobby and core areas shall be considered part of the Demised Premises and the lobby areas shall be deemed part of the Tenant Finish Work, payable from the Tenant Finish Allowance if and to the extent provided in the Lease or otherwise by Tenant.

On multi-tenant floors, Tenant shall be responsible for contributing to the elevator lobby and common areas on such floor in an amount equal to the total cost of the design and finish of such areas multiplied by a number, the numerator of which is the area of Tenant’s Demised Premises and the denominator of which is the total rentable area on such floor. Finishes in the elevator lobby and common areas will be one foot by one-foot spline tiles with fluorescent downlights and one inch reveal at all edges of the ceiling.

The core and shell HVAC system shall terminate at stub connections of the supply and return air duct work approximately 5’ from the core; however, Landlord reserves the right to install ductwork beyond such core to service the Demised Premises, and such ductwork shall be paid for from the Tenant Finish Allowance if provided in the Lease or otherwise by Tenant. All design and distribution beyond the area furnished by Landlord shall also be a tenant improvement cost payable from the Tenant Finish Allowance if and to the extent provided in the Lease or otherwise by Tenant.

All design and distribution beyond a core area sprinkler loop are a tenant improvement cost paid for from the Tenant Finish Allowance if provided in the Lease or otherwise by Tenant; Landlord reserves the right to install portions of the sprinkler system beyond such core to service the Demised Premises, and such work shall be paid for from the Tenant Finish Allowance if provided in the Lease or otherwise by Tenant.

Exhibit “C” - 1

EXHIBIT “D”

TENANT FINISH WORK DESIGN AND COST APPROVAL PROCEDURES

(This exhibit is not applicable to this lease at commencement,

however, remains for future construction, if any)

Landlord and Tenant agree as follows:

1. Tenant Finish Architect/Tenant Finish Contractor. Tenant shall retain the services of a qualified and experienced tenant finish architect (the “Tenant Finish Architect”) and other consultants as shall be reasonably necessary for the purposes of planning, designing and administering the design and construction of the Demised Premises for tenant occupancy. The Tenant Finish Architect shall be responsible for the development, completion and submission of certain design and construction documentation for Tenant’s review and approval as set forth herein.

Landlord shall likewise retain the services of a qualified and experienced tenant finish general contractor (the “Tenant Finish Contractor”) and such other specialty contractors as shall be reasonably necessary for the purpose of preparing preliminary and final budget estimates of tenant finish and to construct tenant finish work. The selection of the Tenant Finish Contractor by Landlord shall be subject to the approval of Tenant, which approval shall not be unreasonably withheld or delayed.

2. Designation of Tenant’s Construction Representative. Prior to the commencement of any tenant finish design documentation as set forth herein, Tenant shall designate, in writing, a single individual as “Tenant’s Construction Representative”. Tenant’s Construction Representative shall be Tenant’s authorized representative for purposes of rendering decisions on all tenant design and construction issues and shall be available to meet and consult with Landlord, the Tenant Finish Architect and the Tenant Finish Contractor on a continuing basis concerning matters which are the subject of this Exhibit “D”. Tenant’s Construction Representative shall have the exclusive authority to (a) legally bind Tenant, its affiliates and parent companies under this Exhibit “D”; (b) approved and revise Tenant Design and Construction Documentation as required hereunder; (c) approve Tenant Construction, including the authority to inspect the in-progress and completed Tenant Finish Work Construction and to prepare and inspect all punch list items; (d) recommend and authorize changes to Tenant Design and Tenant Finish Construction (subject to Landlord’s prior written approval); and (e) review and approve preliminary and final cost and budget proposals and cost changes relating to the tenant design and construction process.

3. Determination of Tenant’s Spare Requirement Program. Landlord and the Tenant Finish Architect shall meet with Tenant to determine Tenant’s Space Requirement Program. Tenant’s Space Requirement Program shall include a determination of Tenant’s general space requirements, Tenant’s specific functional and organizational space requirements, special lighting, electrical and security requirements, preferred locations and configurations of offices, conference rooms, libraries, reception, file rooms and other offices, and a determination of any other specialized tenant requirements.

The Tenant Finish Architect may confirm Tenant’s Space Requirement Program in writing to Tenant, based upon the information gathered and determinations of Tenant’s general space requirements.

4. Preparation and Approval of Tenant’s Test Fit Plan. Based upon the general and specialized requirements of Tenant’s Space Requirement Program, and provided that Landlord has submitted conceptual plans to Tenant by the date set forth in item 1 of Schedule D-1, the Tenant Finish Architect shall, on or before the date set forth in Item 2 of Schedule D-1, develop and submit to Tenant and Landlord “Tenant’s Test Fit Plan”, which shall generally indicate the functional and organizational

Exhibit “D” - 1 of 7

relationships of the Demised Premises, the location and size of said Demised Premises, all demising partitions, interior walls and doors, the location and configuration of office areas, the layout of typical furniture and other special conditions and requirements of Tenant’s space.

Upon completion of Tenant’s Test Fit Plan, the Tenant Finish Architect shall deliver copies of the completed Tenant’s Test Fit Plan to Tenant and two (2) copies to Landlord.

5. Approval of Preliminary Budget Proposal. Following Tenant’s approval of Tenant’s Test Fit Plan, and the revisions made thereto, Landlord shall submit the same to the Tenant Finish Contractor for pricing of Tenant Finish Work shown in the approved Tenant’s Test Fit Plan. Landlord shall thereafter prepare and submit by the date set forth in item 3 of Schedule D-1, for Tenant’s review and approval, a preliminary budget proposal, setting forth in detail, the cost of Building Standard, Above-Standard and all other Tenant Finish Work shown in Tenant’s Test Fit Plan. The Preliminary Budget Proposal may also include all planning, design and engineering costs necessary in the preparation of tenant finish documentation, as well as the costs associated with construction, including, without limitation, necessary permits, the Tenant Finish Contractor fees and Landlord’s construction management fees.

Following receipt of the Preliminary Budget Proposal, Tenant shall, on or before the date set forth in Item 4 of Schedule D-1, approve and/or disapprove the Preliminary Budget Proposal and/or indicate areas for value engineering.

6. Preparation and Approval of Tenant Construction Documents. Immediately upon Tenant’s written approval of Tenant’s Test Fit Plan, the Preliminary Budget Proposal and a signed lease, Tenant shall authorize the preparation of Tenant Construction Documents which shall consist of, at a minimum, floor plans, reflected ceiling plans, power and telephone plans, mechanical plans, electrical plans, fire protection plans, plumbing plans and all other details and schedules designating the locations and specifications of all mechanical, electrical, fire protection and plumbing equipment, all partitions, doors, lighting, fixtures, electrical receptacles and switches, telephone outlets, specialty air-conditioning, as well as all other specialty systems or equipment to be installed in the Demised Premises, which documents shall be completed on or before the date set forth in Item 5 of Schedule D-1.

Upon completion of Tenant Construction Documents, the Tenant Finish Architect shall complete and deliver three (3) sets of the completed Tenant Construction Documents to Tenant and Landlord for the Tenant’s approval.

In the event Tenant shall propose revisions to Tenant Construction Documents, as submitted by the Tenant Finish Architect, Tenant shall describe such proposed revisions in writing and in sufficient detail to adequately inform the Tenant Finish Architect as to the scope and nature of the proposed revisions. Tenant’s proposed revisions shall be prepared and submitted to the Tenant Finish Architect and Landlord as soon as practicable following receipt of Tenant’s Test Fit Plan so as to avoid delay. Major revisions of Tenant’s Test Fit Plan which makes it impracticable for Landlord using reasonable efforts, to comply with the ten (10) day limitation shall be deemed a period of Tenant Delay. Tenant shall be available for necessary consultations with the Tenant Finish Architect to further refine the proposed revisions and to assist the Tenant Finish Architect in incorporating such revisions into Tenant Construction Documents.

In the event Landlord shall propose revisions to Tenant Construction Documents, as submitted by the Tenant Finish Architect, Landlord shall describe such proposed revisions in writing and in sufficient detail to adequately inform the Tenant Finish Architect as to the scope and nature of the

Exhibit “D” - 2 of 7

proposed revisions. Landlord’s proposed revisions shall be prepared and submitted to the Tenant Finish Architect and Tenant as soon as is practical following receipt of the Tenant Construction Documents so as to avoid delay but in no event beyond the ten (10) day limitation. Landlord shall be available for necessary consultations with the Tenant Finish Architect to further refine the proposed revisions and to assist the Tenant Finish Architect in incorporating such revisions into Tenant Construction Documentation.

7. Approval of Final Budget of Tenant Construction Documents. Following Tenant’s approval of Tenant Construction Documents, including revisions thereto, Landlord shall submit Tenant Construction Documents to the Tenant Finish Contractor for final pricing of Tenant Finish Work Construction shown therein. The Tenant Finish Contractor shall thereafter prepare and submit on or before the date set forth in Item 6 of Schedule D-1, for Tenant’s review and approval, the Final Budget Proposal setting forth in detail the cost of Building Standard, Above-Standard and all other Tenant Finish Work shown in Tenant Construction Documents. The Final Budget Proposal may also include Landlord’s final pricing of all design and engineering services necessary for preparation of tenant finish documentation as well as the costs associated with construction, including, without limitation, the costs of necessary permits, the Tenant Finish Contractor’s fees and Landlord’s construction management fees.

Following receipt of the Final Budget Proposal, Tenant shall, on or before the date set forth in Item 7 of Schedule D-1, approve or disapprove the Final Budget Proposal.

8. Construction of Tenant Finish Work. Immediately following the approval of Tenant Construction Documents and the pricing related thereto, Landlord shall, not later than the date set forth in Item 8 of Schedule D-1, cause the Demised Premises to be improved and completed, in a good and workmanlike manner and in accordance with Tenant Construction Documents and in accordance with all applicable laws. Notwithstanding the foregoing, Landlord reserves the right to make substitutions of the material or components of equivalent grade and quality when and if (i) specified materials or components shall not be readily or reasonably available and (ii) Landlord likewise reserves the right to make changes in the work necessitated by the conditions encountered during the course of construction in each case with Tenant’s prior written approval (which approval shall not be unreasonably withheld or delayed if such substitutions or changes are in general conformity with Tenant Construction Documents).

9. Tenant Delays Defined. A “Tenant Delay” is any delay in the completion of tenant finish documentation or in preparation of the Demised Premises for occupancy, caused by any act or omission of Tenant, including, without limitation, the following:

(a) Tenant’s failure to review and approve in a timely manner the Conceptual Plan, preliminary budget proposal, or final budget proposal.

(b) Delay caused by revisions to Tenant’s Test Fit Plan or Tenant Construction Documents requested by Tenant.

(c) Delay in preparation of Tenant Finish Documentation or in the commencement of Tenant Finish Work Construction resulting from Tenant’s disapproval of the Preliminary and Final Budget Proposals except to the extent such disapproval is the result of the Preliminary and Final Budget Proposals being incomplete, inaccurate or not in accordance with Tenant’s Test Fit Plan.

(d) Delay in furnishing long lead time materials or components required by Tenant which are not within Building Standard, provided, however, that Tenant shall be notified of Landlord’s

Exhibit “D” - 3 of 7

estimated or anticipated delay. Tenant shall be given an opportunity to specify alternate requirements within three (3) days of such notification.

(e) The performance or nonperformance of any work or activity required to be performed by Tenant or any of its employees, agents or separate contractors except by reason of force majeure.

(f) Any other fault, omission or delay of Tenant, its employees, agents, representatives or separate contractors, except by reason of force majeure or Landlord delay.

10. Landlord Delays Defined. A “Landlord Delay” is any delay in the completion of construction of the Building, or in preparation of the Demised Premises for occupancy, caused by any act or omission of Landlord, including, without limitation, the following:

(a) Landlord’s failure to review or approve in a timely manner the Tenant Construction Documents.

(b) The non-performance of any work or activity required to be performed by Landlord or any of its employees, agents or separate contractors except by reason of force majeure or Tenant Delay.

(c) Any other default, omission or delay of Landlord, its employees, agents or representatives except by reason of force majeure or Tenant Delay.

11. Tenant’s Separate Contractors. Tenant may, at Tenant’s sole cost and expense, perform other finish work related to the Demised Premises with separate contractors, subject to the following requirements:

(a) Tenant shall obtain prior written approval of Landlord of the specified work to be performed and shall furnish Landlord with adequate design documentation of same.

(b) As soon as practicable, Tenant shall furnish to Landlord, in writing, the names or persons or entities proposed to perform Tenant’s separate work. Tenant shall not contract with any person or entity about whom Landlord has reasonable objection.

(c) The terms and conditions of any contract for construction between Tenant and his separate contractors shall be in conformity with the terms and conditions of the agreement between Owner and the Tenant Finish Contractor for construction of Tenant Finish Work and shall be subject to the review and approval of Landlord, which approval shall not be unreasonably withheld or delayed.

(d) The work of Tenant’s separate contractors shall not, at any time or in any manner, interfere with any work being performed by Landlord, Landlord’s Base Building Contractor, the Tenant Finish Contractor and any other entity or person employed by Landlord. Tenant shall be and remain liable to Landlord for all costs of any kind which are incurred by Landlord as a result of interference, disruption or non-coordination with the work of Landlord’s contractor.

(e) Landlord shall endeavor to afford Tenant’s separate contractors reasonable access to work areas at reasonable times consistent with the restrictions herein, provided, however, that the decision of Landlord as to such access shall be final.

Exhibit “D” - 4 of 7

(f) Tenant and Landlord shall each be responsible for (i) transportation, safekeeping and storage of material and equipment used in the performance of the work by its separate contractors, (ii) for removal of debris and waste resulting therefrom, (iii) for defective design and work caused by its separate contractors and (iv) for any damage caused by its separate contractors. Each of Landlord and Tenant shall also indemnify and hold harmless the other party from any and all claims arising out of, in any manner, the operations of their own respective contractor’s contractors.

(g) Notwithstanding anything to the contrary contained herein, Tenant shall retain for the Tenant Finish Work the same engineer who is retained by Landlord for the Base Building, provided such engineers are competitively priced.

12. Tenant’s Construction Representative/Administrative Duties. Tenant’s Construction Representative shall assist the Tenant Finish Architect in providing construction administration of tenant work as set forth in the Contract for Tenant Finish Work Construction between Owner and the Tenant Finish Contractor, which Contract for the Tenant Finish Work Construction shall be subject to review by Tenant prior to the commencement of Tenant Finish Work.

Tenant’s Construction Representative shall visit the Demised Premises on a continuing basis during construction, so as to become familiar with the progress and quality of such work, and shall assist in the inspection and verification of the performance of all Work done by the Tenant Finish Contractor.

Tenant’s Construction Representative shall, upon request of Landlord, assist the Tenant Finish Architect in reviewing the Tenant Finish Contractor’s Monthly Applications for Payment, and shall inspect the Demised Premises to determine whether the quality and quantity of the work done by the Tenant Finish Contractor is consistent with Tenant Construction Documents and the Tenant Finish Contractor’s monthly billing.

Tenant’s Construction Representative shall, in conjunction with the Tenant Finish Architect, approve, sign and return to Landlord the Tenant Finish Contractor’s Monthly Application for Payment within five (5) business days of receipt thereof or advise Landlord within the same five (5) business day period of any portion of the invoice which is not approved. Tenant’s Construction Representative shall likewise advise Landlord of any objection to the performance of Tenant Finish Work, and Landlord shall, if in agreement therewith, promptly undertake and diligently prosecute the correction of any nonconforming work performed by the Tenant Finish Contractor. Tenant’s approval of the Tenant Finish Contractor’s Application for Payment, as may be modified, shall be deemed a representation by Tenant that all work so approved is in general conformance with Tenant Construction Documents.

At the request of Landlord, and prior to Substantial Completion, Tenant’s Construction Representative shall conduct an inspection of Tenant Finish Work Construction within the Demised Premises and shall prepare and deliver to Landlord a detailed listing of all observed items, materials and systems which require replacement, repair or additional work by the Tenant Finish Contractor (the “Preliminary Punch List”). At the request of Landlord, Tenant’s Construction Representative shall again inspect the Demised Premises to verify satisfactory completion of the Preliminary Punch List items, material or systems requiring corrective or additional work by the Tenant Finish Contractor and to the extent necessary within thirty (30) days of substantial completion prepare and deliver to Landlord a detailed list of any remaining item requiring repair, replacement or corrective work (the “Final Punch List”).

Exhibit “D” - 5 of 7

On the Lease Commencement Date, it shall be conclusively presumed, and the presumption shall be binding on Tenant, that all work theretofore performed by the Tenant Finish Contractor and not objected to by Tenant, was satisfactorily performed in accordance with, and meets the requirements of, the Lease Agreement. The foregoing presumption shall not apply, however, to (i) required work not actually completed, (ii) latent defects in such work which could not reasonably have been discovered, provided, however, that Tenant shall notify Landlord of such latent defects within sixty (60) days after the Commencement Date, and (iii) Final Punch List items for which Tenant’s thirty (30) day period of notification has not expired.

13. Payment of Tenant’s Share of Tenant Finish Work Costs. The cost of Tenant Finish Work shall consist of the payments for engineering services provided by the Tenant Finish Architect and Landlord’s engineers and the payments for construction services provided by the Tenant Finish Contractor and other specialty contractors and the supervision thereof, as follows:

(a) Engineering Services. The Tenant Finish Architect shall perform and coordinate all structural, mechanical, plumbing, electrical, fire protection and other engineering required to extend or adapt the Building and the Building systems to meet Tenant’s occupancy requirements and to prepare all necessary Tenant Finish Documentation for Tenant’s occupancy. Tenant shall pay the cost of all such engineering services.

(b) Construction Services. Construction of Tenant Finish Work shall be performed by the Tenant Finish Contractor and other specialty contractors under Landlord’s direction. The cost of the construction services is defined to consist of: (i) the direct cost of such construction work, plus an amount equal to 5% thereof to cover the Tenant Finish Contractor’s field overhead (General Conditions), plus (ii) a fee required by the Tenant Finish Contract to cover the Tenant Finish Contractor’s Fee, plus (iii) an amount equal to 2% of the sum determined in clause (i) above, for Landlord’s overhead and supervision. Tenant shall be responsible for and pay to Landlord that portion of the construction of Tenant Finish Work including the sums determined by clauses (i), (ii) and (iii) above attributable to construction in excess of the          allowance set forth in Section 9 of the Lease, less the cost to Tenant for any Landlord Delay as defined herein.

(c) Tenant Delay Cost. In addition to, and not in limitation of, the amounts required to be paid by Tenant under the Lease by reason of a Tenant Delay, Tenant shall pay for, and hold Landlord harmless from, the cost of overtime, additional labor, supervision and other design or construction acceleration costs resulting from Tenant Delay which are reasonably necessary to maintain the scheduling requirements of the Lease.

15. Omissions. If Tenant shall request Landlord to omit any item of material, equipment, or fixtures specified as Building Standard which Landlord has not theretofore installed and the omission thereof will not, in the reasonable judgment of Landlord, delay the completion of any of Landlord’s other work, Landlord shall not install, and shall be under no further obligation to install, such item.

16. Removal of Debris. Landlord is responsible for removal of all debris within and adjacent to the Demised Premises, except debris created by Tenant or Tenant’s separate contractors. Landlord shall leave the Demised Premises, upon completion of all construction trades, in a fully serviceable fashion. Landlord is responsible for coordination of all trades and their performance, to assure for conformance with the standards and cleanup as specified above.

Exhibit “D” - 6 of 7

17. Furniture and Furniture Systems. Tenant shall coordinate the installation of any furniture, furniture system, telephone, computer or communication system ordered or to be installed by Tenant in the Demised Premises, with any work in the Demised Premises and/or the Building and shall perform or cause such installation to be performed in such a manner to assure harmonious labor relations and so as to not damage the Building or interfere with its operation provided, however, that Landlord agrees to cooperate and cause contractors to cooperate with Tenant and its contractors relative to such coordination. In the event of a work stoppage or slowdown by Landlord’s subcontractors as a result of Tenant’s installation of furniture or furniture systems, Tenant will, immediately upon notice from Landlord, cease all such work or activities.

Exhibit “D” - 7 of 7

EXHIBIT D-1

Six Tower Bridge

Conshohocken, PA

Drawings and Construction Schedule

                    , 2005

1. , 2004	Landlord Submission of Conceptual Plans

2. , 2004	Tenant Submission of Tenant Test Fit Plan

3. , 2004	Landlord Submission of preliminary budget proposal

4. , 2004	Tenant approval of preliminary budget proposal

5. , 2004	Tenant submission of final construction documents to Landlord

6. , 2004	Landlord submission of final tenant budget proposal to Tenant

7. , 2004	Tenant approve final budget proposal authorize Tenant Finish Work

8. , 2004	Tenant improvement construction start

Exhibit “D-1” - 1

EXHIBIT “E”

FORMULATION OF USABLE AND RENTABLE

SQUARE FOOT AREAS FOR EACH TENANT AREA

I.	OFFICE AREAS - Floors 1 through 4

1. Multi-Tenant Floors. The dimensions used in calculating the Usable Area for each tenant on a Multi-Tenant Floor are measured from the outside face of the exterior window frame to the tenant side of the common corridor wall and from centerline to centerline of the adjacent Tenant demising walls.

The multi-tenant add-on factor is determined by the amount of Floor Common and Building Common Areas throughout the Building. The Floor Common Areas consist of toilet and utility rooms, elevator lobbies, fan rooms and the minimum common corridor required by convenience and code to provide two (2) means of egress from tenant areas to exit stairways, as well as to provide access to toilet and utility rooms.

The Building Common Areas which serve and benefit all tenants are established as follows: fire stairs, elevators, elevator lobby, fire exit corridors, fire command station, main entrance area, plumbing and mechanical shafts, elevator machine room, electric rooms, meter rooms, generator room and mechanical room.

2. Single Tenant Floors. The Usable Area for a full floor tenant is determined by measuring the area of the entire floor to the outside face of the exterior window frames and subtracting any shaft area, i.e., elevators, stairs, plumbing and mechanical shafts. The Rentable Area of a full floor shall equal the usable area thereof, determined as aforesaid, plus an allocation of the Building Common Areas as set forth above.

AREA CALCULATIONS

SIX TOWER BRIDGE

CONSHOHOCKEN, PA

Floor	Gross Area	Building Common Areas	Single Tenant Usable Area	Floor Common Areas	Multi Tenant Usable Area	Multi Tenant Floor Factor	Floor Rentable Area	Single Tenant Floor Factor
P-l	3,913	3,913	0	0	0	1.15503	0	0
1	22,149	1,049	21,370	1,210	20,160	1.15503	23,285	1.08963
2	22,419	1,022	21,397	1,210	20,187	1.15503	23,317	1.08972
3	22,419	1,022	21,397	1,210	20,187	1.15503	23,317	1.08972
4	22,419	1,022	21,397	1,210	20,187	1.15503	23,317	1.08972
5	22,419	1,022	21,397	1,210	20,187	1.15503	23,317	1.08972
PH	544	544	0	0	0	1.15503	0	0

Total	116,552	9,594	106,958	6,050	100,908	—	116,552	—

Exhibit “E” - 1

EXHIBIT “F”

RULES AND REGULATIONS

1. The sidewalks, halls, passages, exits, entrances, elevators, moving stairs and stairways of the Building shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, moving stairs and stairways are not for the general public and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building. Landlord shall have the right at any time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefore to change the arrangement and/or location of entrances or passageways, doors or doorways, corridors, elevators, stairs, toilets or other common areas of the Building, provided such change does not materially interfere with Tenant’s business operations or modify the access to the Premises through the Building.

2. Except as set forth in the Lease, no sign, placard, picture, name, advertisement or notice visible from the exterior of any tenant’s premises shall be inscribed, painted, affixed or otherwise displayed by any tenant on any part of the Building without the prior written consent of Landlord. Landlord will adopt and furnish to tenants general guidelines relating to signs inside the Building. Tenant agrees to conform to such guidelines. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord. Material visible from outside the Building will not be permitted.

3. The Demised Premises shall not be used for the storage of merchandise held for sale to the general public or for lodging. No cooking shall be done or permitted on the Demised Premises except private use by Tenant of Underwriters’ Laboratory approved equipment for microwave cooking, brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that (i) such use is in accordance with all applicable federal, state and municipal laws, codes, ordinances, rules and regulations, and (ii) is reasonably approved by Landlord.

4. No tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning its premises unless otherwise agreed to by Landlord in writing. No tenant shall cause any unnecessary labor by reason of such tenant’s carelessness or indifference in the preservation of good order and cleanliness.

5. Landlord will furnish each tenant free of charge with two (2) keys to each door lock provided in the Premises by Landlord. Landlord may make a reasonable charge for any additional keys and additional requests for keys shall not be withheld. No tenant shall have any such keys copied or any keys made. No tenant shall alter any lock or install a new or additional lock or any bolt on any door of its premises without Landlord’s written approval. Each tenant, upon the termination of its lease, shall deliver to Landlord all keys to doors in the Building.

6. Landlord shall designate appropriate entrances and a “freight” elevator for deliveries or other movement to or from the Demised Premises of equipment, materials, supplies, furniture or other property, and Tenant shall not use any other entrances or elevators for such purposes. The “freight” elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate, and not during peak elevator usage hours of 8:00 a.m.

Exhibit “F” - 1 of 4

to 9:30 a.m., 11:30 a.m. - 1:00 p.m. and 4:45 p.m. - 6:00 p.m. All persons employed and means or methods used to move equipment, materials, supplies, furniture or other property in or out of the Building must be reasonably approved by Landlord prior to any such movement. Landlord shall have the right to prescribe the maximum weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property shall be repaired at the expense of Tenant.

7. No tenant shall use or keep in the Demised Premises or the Building, any kerosene, gasoline or inflammable or combustible fluid or material. No tenant shall use any method of heating or air-conditioning other than that supplied by Landlord. No tenant shall use or keep or permit to be used or kept any foul or noxious gas or substance in the Demised Premises, or permit or suffer the Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business in the Building, nor shall any animals or birds be brought into or kept in the Demised Premises or the Building, except seeing-eye dogs.

8. Landlord shall have the right, exercisable with 30 days’ notice and without liability to any tenant, to change the name or street address of the Building.

9. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m. and at all hours on Saturdays, Sundays and legal holidays, all persons who do not present identification acceptable to Landlord and who are not escorted by Tenant’s employees. Each tenant shall provide Landlord with a list of all persons authorized by Tenant to enter its Demised Premises and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors.

10. The directory of the Building will be provided for the non-exclusive display of the name and location of Tenant and the principal officers and employees of Tenant at the expense of Tenant.

11. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any exterior or lobby- facing window of the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld. The building standard window coverings will remain in the fully open or fully closed position, or, by wand control, darkened or lightened, and shall not be placed halfway opened or closed. Tenant shall keep window coverings closed when the effect of sunlight (or lack thereof) would impose unnecessary loads on the Building’s heating or air-conditioning systems.

12. Each tenant shall ensure that the doors of its Demised Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or Tenant’s employees leave the Demised Premises. On multiple-tenancy floors, all tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

13. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

Exhibit “F” - 2 of 4

14. Except with the prior written consent of Landlord, no tenant shall sell at retail newspapers, magazines, periodicals, theater tickets in or on the Demised Premises, nor shall any tenant carry on or permit or allow any employee to carry on the business of stenography,          typewriting, printing or photocopying or any similar business in or from the Demised Premises, for the service or accommodation of occupants of any other portion of the Building, nor shall the premises of any tenant be used for manufacturing of any kind, or any business or activity other than that specifically provided for in such tenant’s lease.

15. No tenant shall install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building without the written approval of Landlord. No TV or radio or recorder shall be played in such a manner as to cause a nuisance to any other tenant.

16. There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by any tenant into the Building or kept in or about its premises, except as may be required to reasonably accommodate individuals with disabilities in accordance with The Americans with Disabilities Act.

17. Each tenant shall store all its trash and garbage within its premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of office building trash and garbage without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entry ways and elevators provided for such purposes and at such times as Landlord shall designate.

18. Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building are prohibited, and each Tenant shall cooperate to prevent the same.

19. Special, non-building standard requirements of tenants will be attended to only upon application in writing at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

20. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver or such Rules and Regulations in favor of any other tenant or tenants, or prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building; providing, however, that on the whole these rules and regulations shall be enforced against all tenants in the Building in a non-discriminatory manner.

21. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the agreements, covenants, conditions and provisions of any lease of premises in the Building. To the extent these Rules and Regulations are inconsistent with the provisions of the Lease, the Lease shall govern.

Exhibit “F” - 3 of 4

22. Landlord reserves the right to make such other reasonable rules and regulations as in its reasonable judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein, not to interfere with the use of Tenant’s office space, provided such rules and regulations are enforced in a non-discriminatory manner.

Exhibit “F” - 4 of 4

EXHIBIT “G”

CLEANING SPECIFICATIONS

General Cleaning Five (5) Nights Per Week, Monday through Friday nights.

NIGHTLY

1.	Damp wipe spills on surfaces.

2.	Empty and dust wipe all waste receptacles.

3.	Place waste in bags and leave in a designated area.

4.	Empty, clean and refill smoking urns as needed.

5.	Dust all areas within hand high reach; this includes window sills, wall ledges, chairs, desks, tables, baseboards, file cabinets, radiators, pictures and all manner of office furniture.

6.	Damp wipe all glass top desks and tables. Do not disturb papers and equipment.

7.	Damp wipe spillage on furniture in lounge and lunch room areas.

8.	Sweep with treated cloths all composition tile flooring.

9.	Vacuum all carpeted areas and remove spots. Spot vacuum one night, full vacuum every other night.

10.	Sweep and wash walk-off mats as necessary.

11.	Vacuum or wash walk-off mats as necessary.

12.	Remove finger marks where possible from painted walls, partitions and doors.

13.	Remove finger marks from public door and wall surfaces.

14.	Clean interior surfaces of elevator cabs and wash and wax composition tile flooring, or vacuum carpet.

15.	Sweep public stairways, dust or damp wipe stair railings.

16.	Sweep nightly with treated duster and wash or buff weekly the hard surface flooring of lobbies and corridors.

17.	Wash clean all water fountains and coolers, emptying waste water as necessary.

18.	Sweep exterior entrance way.

Exhibit G - 1 of 3

NIGHTLY (cont’d)

19.	Replace overhead light bulbs as needed.

LAVATORIES

NIGHTLY

1.	Wash and dry all bowls, seats, urinals, wash basins and mirrors.

2.	Wash and dry all metal work.

3.	Empty paper towel and sanitary napkin disposal receptacles and remove to designated area.

4.	Insert toilet tissue, toweling and soap in dispensers. Non building standard materials to be furnished by tenant.

5.	Sweep and wash floors.

6.	Dust all sills, partitions and ledges.

7.	Damp wide exterior of waste cans and dispensing units.

8.	Provide damp mopping of tiled floors, i.e., mail room, coffee stations, etc.

WEEKLY

1.	Wash booth partitions.

2.	Wash interior of waste cans, and sanitary disposal containers.

MONTHLY

1.	Wash tile walls.

2.	Machine scrub rest room floors.

ELEVATORS AND ESCALATORS

WEEKLY

1.	Clean Passenger elevator saddles.

2.	Clean Freight elevator saddles.

AS NECESSARY

1.	Snow removal.

Exhibit G - 2 of 3

MISCELLANEOUS

DAY PORTER SERVICE

1.	Police all public areas.

2.	Sweep sidewalks and parking garage.

3.	Remove finger marks from entrance doors.

4.	Set our foul weather mats when necessary.

WINDOW CLEANING SERVICES (Weather and access permitting)

DAILY

1.	Clean entrance doors.

2.	Clean glass in directories.

Exhibit G - 3 of 3

FIRST AMENDMENT TO LEASE

Execution081606

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is dated August 28th, 2006 between SIX TOWER BRIDGE ASSOCIATES, a Pennsylvania limited partnership (“Landlord”), and NEUROMED PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

BACKGROUND

Landlord and Tenant entered into a Lease dated July 31, 2005 (the “Lease”) for approximately 5,200 rentable square feet (RSF) on the 4th floor (the “Demised Premises”) of Six Tower Bridge, 161 Washington Street, Conshohocken, Pennsylvania (the “Building”), which Lease term commenced September 1, 2005 and expires on August 31, 2006.

Tenant has requested an extension of the Term of the Lease and Landlord has agreed to extend Tenant’s Lease Term for a period of thirty-nine (39) months, commencing September 1, 2006 and expiring December 31, 2009.

Landlord and Tenant have agreed that this Lease shall be amended to extend Tenant’s Lease Term upon the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Incorporation of Recital; Certain Defined Terms. The Background set forth above is incorporated into and made a part of this Agreement by this reference. Terms capitalized, but not defined, herein shall have the same meaning given to such terms in the Lease.

2. Demised Premises. The Demised Premises consist of approximately 5,200 rentable square feet (RSF) on the 4th floor, as shown on the attached Exhibit “A-1”.

3. Term. The extended Term for the Premises shall commence September 1, 2006 and shall expire on December 31, 2009 (“Extended Term”).

4. Base Rent. Commencing on September 1, 2006, the Base Rent shall become:

Term	Base Rent	Monthly Base Rent
Month 1	Operating Costs, Real Estate Taxes
Months 2 – 12	$25.00 per RSF	$10,833.33
Year 2	$25.50 per RSF	$11,050.00
Year 3 plus 3 months	$25.95 per RSF	$11,245.00

5. Additional Rent. Tenant shall continue to pay Additional Rent as provided in Sections 5 and 6 of the Lease for the Extended Term.

6. Tenant Finish Work. Tenant shall accept the Demised Premises in their then condition “as is” for the Extended Term, except that Landlord, at its costs, shall provide 1) Touch up painting in the

Demised Premises in the same color as per agreed upon plan and 2) clean the existing carpet in the Premises. If any furnishings or other personal property of Tenant must be relocated for the re-painting, Tenant shall coordinate with Landlord and shall be responsible the costs thereto. Any other alterations shall be in accordance with Tenant Construction Documents or materials and installation information provided by Tenant and approved by Landlord.

7. Second Extended Term. a) Provided no Event of Default under this Lease has occurred and is continuing, Tenant shall have the right and option, exercisable by giving Landlord written notice thereof at least six (6) months prior to the expiration of the Extended Term, to extend the Demised Term for an additional period of three (3) years (the “Second Extended Term”) and, upon the giving of such notice, this Lease shall automatically be extended for such three (3) year period. The Second Extended Term shall be upon the same covenants, agreements, provisions, terms and conditions as the Extended Term except that the Base Rent for the Second Extended Term shall be at the then market rent of the Premises as determined in Section 7(b) below, except there shall be no further right to extend. In the event that Tenant fails to give such notice to Landlord as herein provided, this Lease shall automatically terminate at the end of the Extended Term and Tenant shall have no further right or option to extend this Lease. Upon the determination of the Base Rent for the Second Extended Term, Landlord and Tenant shall enter into a revision of this Lease by amendment hereof to set forth the amount of Base Rent during the Second Extended Term. Any additions, alterations or redecorations to the Demised Premises during the Second Extended Term shall be made at Tenant’s sole cost and expense.

(b) As used herein, the term “Market Rent” is agreed to be the amount of rent expressed in U.S. dollars and cents per rentable square foot, which Landlord has established as the base rent to be charged for leases of comparable office space in the Building, or, if no space is available in the Building, at the Building’s then scheduled Base Rent in determining “Market Rent” Landlord shall be obligated to take into account the following factors: i) That Landlord and prospective tenant are typically motivated and the Landlord and prospective tenant are well informed and well advised and each is acting in what it considers its own best interest; ii) that the Premises are being let for immediate occupancy and use “as is” with no additional work by Landlord; and iii) that the Landlord will experience no “down time” by leasing to Tenant and Tenant will incur no relocation or costs of refitting new premises elsewhere for its purposes.

8. Brokers. Tenant represents to Landlord that it has engaged CB Richard Ellis (“Broker”) as its broker in connection with the transaction contemplated by this Amendment. Landlord shall pay any commissions owing to Broker with respect to the Extended Term pursuant to a separate agreement between Landlord and Broker. Tenant and Landlord each represents to the other that it has not dealt with any broker or agent, other than Broker, in connection with this Amendment and the transaction contemplated hereby.

9. Parking. During the Extended Term, Tenant shall have the parking rights as set forth in the Lease.

10. Other Terms and Conditions. All of the other terms and conditions of the Lease not inconsistent with the provisions of this Amendment shall apply for the Extended Term.

11. Lease Ratified. Except as amended hereby or inconsistent with the provisions hereof, the Lease is hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written:

WITNESSES:	LANDLORD:

SIX TOWER BRIDGE ASSOCIATES, a Pennsylvania limited partnership

	By:	SIX OLIVER TOWER ASSOCIATES, Managing General Partner;

		By:	SIX OLIVER TOWER CORPORATION, General Partner

			By:	/s/ Donald W. Pulver
Donald W. Pulver, President

TENANT:

NEUROMED PHARMACEUTICALS, INC.

	By:	/s/ Bruce Colwill
Bruce Colwill

	By:	CFO
(Printed Name and Title)

EXHIBIT “A”

Floor Plan – Demised Premises

DEMISED PREMISES - FLOOR LOCATION

SIX TOWER BRIDGE
TYPICAL FLOOR PLAN
OLIVER TYRONE PULVER CORPORATION
BOWER LEWIS THROWER ARCHITECTS
StorageTek
TENANT SPACE
Gartner Group
ELEVATOR LOBBY
NeuroMed Pharmaceuticals, Inc.
Trelleborg Sealing Solutions
4th FLOOR

EXHIBIT "A-1"

DEMISED PREMISES-FLOOR LOCATION

Gartner Group

NeuroMed Pharmaceuticals, Inc.

StorageTek

TENANT SPACE

ELEVATOR LOBBY

Trelleborg Sealing Solutions

EXHIBIT “A-1”

4th FLOOR

SIX TOWER BRIDGE

TYPICAL FLOOR PLAN

OLIVER TYRONE PULVER CORPORATION

BOWER LEWIS THROWER ARCHITECTS